Exhibit 99

NEWS AMERICA

SAVINGS PLAN

Effective February 1, 2004

NEWS AMERICA

SAVINGS PLAN

TABLE OF CONTENTS

Article I NATURE OF THE PLAN		2
1.01	Purpose	2
1.02	Intention	2
1.03	Effective Date	2
1.04	Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”)	2

Article II DEFINITIONS		3
2.01	“ACCOUNT”	3
2.02	“ACTUAL DEFERRAL PERCENTAGE” or “ADP”	3
2.03	“ADJUSTMENT FACTOR”	3
2.04	“AFFILIATE”	3
2.05	“AFTER-TAX CONTRIBUTION”	4
2.06	“AGGREGATION GROUP”	4
2.07	“ANNUAL ADDITION”	4
2.08	“AVERAGE ACTUAL DEFERRAL PERCENTAGE”	5
2.09	“AVERAGE CONTRIBUTION PERCENTAGE” or “ACP”	6
2.10	“BENEFICIARY”	6
2.11	“BOARD OF DIRECTORS” or “BOARD”	6
2.12	“BREAK-IN-SERVICE”	6
2.13	“CASH OR DEFERRED ARRANGEMENT” or “CODA”	6
2.14	“CODE”	6
2.15	“COMMITTEE”	6
2.16	“COMPANY”	6
2.17	“COMPENSATION”	6
2.18	“COMPUTATION PERIOD”	9
2.19	“CONTRIBUTION PERCENTAGE”	10
2.20	“DEFINED BENEFIT PLAN”	10
2.21	“DEFINED BENEFIT PLAN FRACTION”	10
2.22	“DEFINED CONTRIBUTION DOLLAR LIMITATION”	11
2.23	“DEFINED CONTRIBUTION PLAN”	11
2.24	“DEFINED CONTRIBUTION PLAN FRACTION”	11
2.25	“DISABILITY”	12
2.26	“EFFECTIVE DATE”	12
2.27	“ELECTIVE DEFERRAL”	12
2.28	“ELIGIBLE EMPLOYEE”	13
2.29	“EMPLOYEE”	13
2.30	“EMPLOYER CONTRIBUTIONS”	13
2.31	“EMPLOYER MATCHING CONTRIBUTION”	14
2.32	“EMPLOYMENT COMMENCEMENT DATE”	14
2.33	“ENTRY DATE”	14

2.34	“ERISA”	14
2.35	“EXCESS AGGREGATE CONTRIBUTIONS”	14
2.36	“EXCESS CONTRIBUTIONS”	15
2.37	“EXCESS ELECTIVE DEFERRALS”	15
2.38	“HIGHLY COMPENSATED EMPLOYEE”	15
2.39	“HOUR OF SERVICE”	16
2.40	“INACTIVE PARTICIPANT”	19
2.41	“INVESTMENT FUND”	19
2.42	“KEY EMPLOYEE”	19
2.43	“LEASED EMPLOYEE”	19
2.44	“LIMITATION YEAR”	19
2.45	“MATCHING CONTRIBUTION”	20
2.46	“NON-KEY EMPLOYEE”	20
2.47	“NONHIGHLY COMPENSATED EMPLOYEE”	20
2.48	“NORMAL RETIREMENT AGE”	20
2.49	“PARTICIPANT”	20
2.50	PARTICIPATING EMPLOYER”	20
2.51	“PLAN”	20
2.52	“PLAN YEAR”	20
2.53	“PROJECTED ANNUAL BENEFIT”	20
2.54	“REQUIRED BEGINNING DATE”	22
2.55	“ROLLOVER CONTRIBUTION”	22
2.56	“SECRETARY”	22
2.57	“SECTION 415 COMPENSATION”	22
2.58	“SUSPENSE ACCOUNT”	23
2.59	“TERMINATION OF EMPLOYMENT”	23
2.60	“TESTING YEAR”	23
2.61	“TOP HEAVY PLAN”	23
2.62	“TRUST” or “TRUST FUND”	23
2.63	“TRUST AGREEMENT”	23
2.64	“TRUSTEE”	24
2.65	“VALUATION DATE”	24
2.66	“YEAR OF SERVICE”	24

Article III ELIGIBILITY FOR PARTICIPATION		25
3.01	Eligibility Date	25
3.02	Entry Date	26
3.03	Cessation of Participation	26
3.04	Re-Employment	26

Article IV EMPLOYER CONTRIBUTIONS		27
4.01	In General	27
4.02	Contributions by Affiliate	27
4.03	Contributions Conditioned on Deductibility	28
4.04	Employer Matching Contributions	28

–ii–

Article V PARTICIPANT CONTRIBUTIONS		29
5.01	In General	29
5.02	ADP Test	30
5.03	Non-Discrimination Tests	33
5.04	Rollover Contributions and Transfers	36

Article VI ALLOCATION OF CONTRIBUTIONS		38
6.01	Accounts	38
6.02	Determination Date for Employer Matching Contributions	38

Article VII THE TRUST FUND		39
7.01	Establishment of Trust Agreement	39
7.02	Trustee Duties	39
7.03	Establishment of Trust Funds.	39
7.04	Establishment of Segregated Accounts	41
7.05	Loans to Participants	41

Article VIII VALUATION OF TRUST FUND		45
8.01	Time and Valuation Method	45
8.02	Account Valuation	45
8.03	Account Statement	45

Article IX BENEFITS PAYABLE UPON RETIREMENT, DEATH, DISABILITY, TERMINATION OR WITHDRAWAL		46
9.01	Full Vesting at Normal Retirement Age	46
9.02	Full Vesting Upon Death	46
9.03	Fully Vested Accounts	46
9.04	Matching Contribution Account Vesting Schedule	46
9.05	Excluded Years of Service	46
9.06	Forfeitures	47
9.07	Withdrawals From After-Tax Contribution Account	48
9.08	Hardship Withdrawals	48
9.09	Direct Rollovers	50

Article X PAYMENT OF BENEFITS		53
10.01	Lump Sum and Qualified Total Distributions	53
10.02	Time of Distribution	55
10.03	Beneficiary Designation	56
10.04	Incapacitated Recipient	57
10.05	Domestic Relations Order	57
10.06	Accelerated Payments	57
10.07	Heritage Media Prior Rollovers	57

Article XI LIMITATIONS ON BENEFITS AND CONTRIBUTIONS		58
11.01	Annual Additions	58
11.02	Correction of Annual Addition Violation	58
11.03	ACP Test	59

–iii–

11.04	Distributable Events	61

Article XII TOP-HEAVY PLAN YEARS		63
12.01	Definitions. For purposes of this Article XII:	63
12.02	Top-Heavy Plan	66
12.03	Minimum Contribution	69
12.04	Accelerated Vesting for Top Heavy Plans	70
12.05	Modification Of Top-Heavy Rules	71

Article XIII NON-ALIENABILITY		75
13.01	In General	75
13.02	Void Actions	75
13.03	Qualified Domestic Relations Order	76

Article XIV AMENDMENT OF THE PLAN		77
14.01	Right to Amend	77

Article XV TERMINATION OF THE PLAN		78
15.01	Right to Terminate	78
15.02	Segregated Account	78
15.03	Effective Date	78
15.04	Procedure Upon Termination	78
15.05	Merger, Consolidation or Transfer	79

Article XVI PLAN ADMINISTRATION		80
16.01	Establishment of Committee	80
16.02	Committee Actions and Responsibilities	80
16.03	Appointment of Professionals	81
16.04	Committee Compensation	81
16.05	Duties of Committee Members	82
16.06	Indemnification of Committee	82
16.07	Administrator and Named Fiduciary	83
16.08	Election Forms	85

Article XVII CLAIMS PROCEDURES		86
17.01	Claim Procedures	86

Article XVIII DISTRIBUTION OF EXCESS ELECTIVE DEFERRALS		91
18.01	In General	91
18.02	Claims	91
18.03	Determination of Income or Loss	91

Article XIX DISTRIBUTION OF EXCESS CONTRIBUTIONS		92
19.01	In General	92
19.02	Determination of Income	92

Article XX DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS		93
20.01	In General	93

–iv–

20.02	Determination of Income or Loss	93
20.03	Maximum Distribution Amount	93
20.04	Distribution Method	94
20.05	Allocation of Forfeitures.	94

Article XXI MISCELLANEOUS		95
21.01	Plan Not a Contract	95
21.02	Sole Source	95
21.03	Severability	95
21.04	Governing Law	95
21.05	Use of Words	95
21.06	Exclusive Benefit.	96
21.07	Notices	97

APPENDIX A		98

APPENDIX B MERGING PLANS		99

APPENDIX C		100

APPENDIX D For Pre-January 1, 1997 Participants in the HarperCollins Retirement Account and 401(k) Tax-Deferred Savings Plan		102

APPENDIX E For December 31, 1999 Participants in the Consumer Card Marketing Inc. 401(k) Profit Sharing Plan and Trust		103

–v–

NEWS AMERICA

SAVINGS PLAN

WHEREAS, News America Incorporated desires to establish a profit-sharing 401(k) plan for the purpose of providing economic security upon retirement to Employees of the Participating Employers in recognition of the loyal and efficient services they have rendered; and

WHEREAS, News America Incorporated has agreed to serve as the plan sponsor.

NOW, THEREFORE, effective February 1, 2004, News America Incorporated hereby adopts the News America Savings Plan to read as follows:

ARTICLE I

NATURE OF THE PLAN

1.01 Purpose. The purpose of this Plan is to enable Eligible Employees to receive a benefit in recognition for their years of loyal service with the Participating Employers. For the purpose of carrying out the Plan, a Trust Fund has been created for the exclusive benefit of the Employees by the execution of a Trust Agreement between the Company and the Trustees.

1.02 Intention. The Plan and Trust are intended to qualify as a profit-sharing plan and trust under sections 401(a), 401(k) and 501(a) of the Code.

1.03 Effective Date. Except as otherwise provided, the effective date of this Plan is February 1, 2004.

1.04 Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”).

(a) This Plan is adopted to include provisions intended to reflect certain requirements of EGTRRA. These provisions are intended as good faith compliance with the requirements of EGTRRA and are to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, the provisions reflecting the requirements of EGTRRA shall be effective as of the first day of the first Plan Year.

(b) Supersession of Inconsistent Provisions. The provisions reflecting the requirements of EGTRRA shall supersede any provisions of the Plan to the extent those conflicting provisions are inconsistent.

ARTICLE II

DEFINITIONS

The following words and phrases as used herein shall, when initially capitalized, have the following meanings:

2.01 “ACCOUNT” means the entire interest of a Participant or an Inactive Participant in the Trust Fund and shall include the following subaccounts: the After-Tax Contribution Account; the Elective Deferral Contribution Account; the Employer Matching Contribution Account; and the Rollover Contribution Account. Solely for the purposes of Section 7.05, the term “Account” shall not include the After-Tax Contribution Account.

2.02 “ACTUAL DEFERRAL PERCENTAGE” or “ADP” means, for a specified group of Participants for a Testing Year, the average of the ratios (calculated separately for each Participant in such group) of (a) the amount of Employer Contributions actually paid over to the Trust on behalf of such Participant for the calendar year preceding the Testing Year to (b) the Participant’s Compensation for the calendar year preceding such Testing Year (whether or not the Participant was a Participant for the entire Testing Year). For purposes of computing ADPs, an Employee who would be a Participant but for his failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

2.03 “ADJUSTMENT FACTOR” means the cost of living adjustment factor prescribed by the Secretary under section 415(d) of the Code as applied to such items and in such manner as he shall prescribe.

2.04 “AFFILIATE” means the Company and any corporation which is a member of a controlled group of corporations (as defined in section 414(b) of the Code) which includes the Company; any trade or business (whether or not incorporated) which is under common control

(as defined in section 414(c) of the Code) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in section 414(m) of the Code) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under section 414(o) of the Code; provided, however, that for purposes of the limitations upon Annual Additions to Participant Accounts contained in Article XI, “Affiliate” status shall be determined in accordance with section 415(h) of the Code.

2.05 “AFTER-TAX CONTRIBUTION” means that portion of a Participant’s contribution made pursuant to a salary reduction agreement which is nevertheless included in his current gross income (as such term is defined in section 61 of the Code).

2.06 “AGGREGATION GROUP” means each plan of a Participating Employer in which a Key Employee participates (in the Plan Year containing the determination date or any of the four preceding Plan Years) and each other Plan which enables any plan in which a Key Employee participates during the period tested to meet the requirements of sections 401(a)(4) or 410(b) of the Code, are required to be aggregated for top-heavy testing purposes and are considered the required aggregation group. All Participating Employers aggregated under sections 414(b), (c) or (m) of the Code are considered a single employer.

A permissive aggregation group is one or more plans that are not required to be aggregated but which may be aggregated with a required aggregation group. The Plan may be permissively aggregated only if the resulting aggregation group satisfies the requirements of sections 401(a)(4) and 410 of the Code.

2.07 “ANNUAL ADDITION” means, in the case of any Defined Contribution Plan, the sum of the following amounts credited to a Participant’s Account for the Limitation Year:

(a) All Participant contributions to any qualified plan (within the meaning of Code section 401(a)) for the Limitation Year, other than Rollover Contributions,

(b) Employer Contributions allocated to the Participant’s Account for the Limitation Year,

(c) Forfeitures described in Section 9.06,

(d) Amounts allocated to an individual medical account, as defined in section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the Company are treated as annual additions to a Defined Contribution Plan. Also amounts derived from contributions which are attributable to post-retirement medical benefits, allocated to the separate account of a Key Employee under a welfare benefit fund, as defined in section 419(e) of the Code, maintained by the Company are treated as annual additions to a Defined Contribution Plan, and

(e) Allocations under a simplified employee pension, and

Annual Additions to any Participant’s Account for a Limitation Year will not exceed the lesser of 100 percent of Compensation or $41,000, as adjusted for cost-of-living increases pursuant to sections 415(c)(1), 415(d)(1), 415(d)(3) and 415(d)(4) of the Code (and except to the extent permitted under section 5.01(g) of the Plan and section 414(v) of the Code). The compensation limit referred to above shall not apply to any contribution for medical benefits after separation from service (within the meaning of section 401(h) or section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition.

2.08 “AVERAGE ACTUAL DEFERRAL PERCENTAGE” means the average (expressed as a percentage) of the ADPs of the Eligible Employees in a group.

2.09 “AVERAGE CONTRIBUTION PERCENTAGE” or “ACP” means the average (expressed as a percentage) of the Contribution Percentages of the Eligible Employees in a group.

2.10 “BENEFICIARY” means such person or persons as may be designated by a Participant or an Inactive Participant, or pursuant to section 206(d)(3)(J) of ERISA to receive benefits, if any, payable following the death of the Participant or the Inactive Participant.

2.11 “BOARD OF DIRECTORS” or “BOARD” means the board of directors of the Company.

2.12 “BREAK-IN-SERVICE” means, with respect to an Employee, a Computation Period in which an Employee completes less than 500 Hours of Service.

2.13 “CASH OR DEFERRED ARRANGEMENT” or “CODA” means a qualified cash or deferred arrangement described in section 401(k) of the Code.

2.14 “CODE” means the Internal Revenue Code of 1986, as amended from time to time.

2.15 “COMMITTEE” means the committee whose members are appointed to administer the Plan on behalf of the Company pursuant to Section 16.01.

2.16 “COMPANY” means News America Incorporated or any successor thereto.

2.17 “COMPENSATION” means

(a) The Employee’s wages, salaries, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Participating Employer (excluding severance pay, deferred compensation and compensation paid in any form other than cash) maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in § 1.62-2(c) of the Code).

(b) In the case of an Employee who is an employee within the meaning of section 401(c)(1) of the Code and the regulations thereunder, the Employee’s earned income (as described in section 410(c)(2) of the Code and the regulations thereunder).

(c) Amounts described in sections 104(a)(3), 105(a), and 105(h) of the Code, but only to the extent that these amounts are includible in the gross income of the Employee.

(d) Amounts paid or reimbursed by the Participating Employer for moving expenses incurred by an Employee, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are not deductible by the Employee under section 217 of the Code.

(e) The value of a non-qualified stock option granted to an Employee, but only to the extent that the value of the option is includible in the gross income of the Employee for the taxable year in which granted.

(f) The amount includible in the gross income of an Employee upon making the election described in section 83(b) of the Code.

Paragraphs (a) and (b) of this section include foreign earned income (as defined in section 911(b) of the Code), whether or not excludable from gross income under section 911 of the

Code. Compensation described in paragraph (a) of this section is to be determined without regard to the exclusions from gross income in sections 931 and 933 of the Code. Similar principles are to be applied with respect to income subject to sections 931 and 933 of the Code in determining compensation described in paragraph (b) of this section.

The term “Compensation” does not include items such as

(a) Contributions made by the Participating Employer to a plan of deferred compensation to the extent that, before the application of the section 415 limitations to that plan, contributions are not includible in the gross income of the Employee for the taxable year in which contributed. In addition, employer contributions made on behalf of an Employee to a simplified employee pension described in section 408(k) of the Code are not considered as compensation for the taxable year in which contributed. Additionally, any distributions from a plan of deferred compensation are not considered as compensation for section 415 purposes, regardless of whether such amounts are includible in the gross income of the Employee when distributed. However, any amounts received by an Employee pursuant to an unfunded non-qualified plan is permitted to be considered as compensation for section 415 purposes in the year the amounts are includible in the gross income of the Employee.

(b) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture (see section 83 of the Code and the regulations thereunder).

(c) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option.

(d) Other amounts which receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee), or contributions made by a Participating Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in section 403(b) (whether or not the contributions are excludable from the gross income of the employee).

In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual Compensation of each Employee taken into account under the Plan shall not exceed, as of January 1, 2004, the current annual compensation limit of $205,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

2.18 “COMPUTATION PERIOD” means (a) for vesting and contribution purposes: the Testing Year; and (b) for eligibility purposes: (1) initially: the 12-month period ending on an Employee’s 12-month anniversary of his first date of employment; and (2) thereafter: the Testing Year, beginning with the Testing Year which commences in the period specified in paragraph (1).

2.19 “CONTRIBUTION PERCENTAGE” means the ratio (expressed as a percentage) of the sum of the After-Tax and Matching Contributions on behalf of the Participant for the Testing Year to the Participant’s Compensation for the Testing Year.

2.20 “DEFINED BENEFIT PLAN” means any qualified pension benefit plan sponsored by the Company or an Affiliate that is not a Defined Contribution Plan.

2.21 “DEFINED BENEFIT PLAN FRACTION” means, for a Testing Year, a fraction-

(a) The numerator of which is the Projected Annual Benefit (determined as of the close of the Testing Year) of the Participant under all Defined Benefit Plans, and

(b) The denominator of which is the lesser of -

(1) An amount equal to the lesser of -

(A) The product of 1.25, multiplied by the dollar limitation in effect under section 415(b)(1)(A) of the Code for such Testing Year, or

(B) The product of 1.4 and the aggregate Projected Annual Benefit which the Participant would receive under all such plans (determined as of the last day of the Limitation Year) if the plans, in the aggregate, provided the benefit described in section 415(b)(1)(B) of the Code; or

(2) In the case of an individual who participated before January 1, 1983 in a Defined Benefit Plan that was in existence on July 1, 1982, the product of 1.25 and his accrued benefit, expressed as a life annuity under the plan as of the plan year beginning before January 1, 1983.

2.22 “DEFINED CONTRIBUTION DOLLAR LIMITATION” means the limit described in Section 415(c)(1)(A) of the Code, as adjusted in accordance with Section 415(d) of the Code.

2.23 “DEFINED CONTRIBUTION PLAN” means a plan within the meaning of 414(i) of the Code.

2.24 “DEFINED CONTRIBUTION PLAN FRACTION” means, for a Limitation Year, a fraction-

(a) The numerator of which is the sum of the Annual Additions to a Participant’s accounts under all Defined Contribution Plans, as of the close of the Limitation Year and for all prior Limitation Years, and

(b) The denominator of which is the sum of the lesser of the following amounts, determined for such Limitation Year and for each prior calendar year of the Participant’s service with an Affiliate:

(1) The product of 1.25 and the dollar limitation in effect under section 415(c)(1)(A) of the Code, or

(2) The product of 1.4 and the amount that may be taken into account under section 415(c)(1)(B) of the Code provided, however,

(c) The Company may elect, on a uniform and nondiscriminatory basis, to make use of the special transition rule of section 415(e)(6) of the Code applicable to plan years ending before January 1, 1983 to determine the denominator of the defined contribution plan fraction, and

(d) The portion of the numerator of the defined contribution plan fraction attributable to Limitation Years beginning before January 1, 1983 shall be reduced, to the extent necessary, so that the sum of the Defined Benefit Plan Fraction and defined contribution plan fraction for the last Limitation Year beginning before January 1, 1983 does not exceed one (1.0).

(e) The Company may elect, where records needed to determine the Defined Contribution Plan Fraction are unavailable with respect to years before 1976, to make use of the special rule contained in Treasury Regulation 1.415-7(f)(2).

2.25 “DISABILITY” means the mental or physical inability of a Participant which prevents the Participant from engaging in substantial gainful employment and which is expected to be of long, continued or indefinite duration or result in death, provided, however, that such disability did not arise from the Participant’s engagement in an illegal or criminal act.

2.26 “EFFECTIVE DATE” means February 1, 2004, except as otherwise provided.

2.27 “ELECTIVE DEFERRAL” means any Participating Employer contribution made to the Plan at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant’s elective deferral is the sum of all employer contributions made on behalf of such Participant pursuant to an election to defer under any CODA, any simplified employee pension as described in Code section 402(h)(1)(B), any eligible deferred compensation plan under Code section 457, any plan as described under Code section 501(c)(18), and any employer contributions made on behalf of a Participant for the purchase of an annuity contract under Code section 403(b) pursuant to a salary reduction agreement.

2.28 “ELIGIBLE EMPLOYEE” means any Employee who is eligible to participate in the Plan pursuant to Article III.

2.29 “EMPLOYEE” means all employees of the Participating Employer noted on Appendix A hereto, who are paid based on a fixed salary per week, per month or per year and either (i) are not members of a unit of employees covered by a collective bargaining agreement (and provided further that such agreement does not provide for participation in the Plan), provided that retirement benefits thereunder have been the subject of good faith bargaining or (ii) do not predominantly render such employment services outside of the United States; and shall include leased employees within the meaning of section 414(n)(2) of the Code. Notwithstanding the foregoing, if such leased employees constitute less than 20 percent of the Participating Employer’s nonhighly compensated work force, within the meaning of section 414(n)(5)(C)(ii) of the Code, the term “Employee” shall not include those leased employees covered by a plan described in section 414(n)(5) of the Code. Notwithstanding any other provisions of the Plan, for purposes of determining the number or identity of Highly Compensated Employees or for purposes of the pension requirements of section 414(n)(3) of the Code, the employees of the Participating Employer shall include individuals defined as employees in this Section 2.29. Additionally, no one classified by the Company or a Participating Employer as an independent contractor and/or freelancer (regardless of whether such person is, in fact, an independent contractor and/or freelancer) shall be an Employee.

2.30 “EMPLOYER CONTRIBUTIONS” on behalf of any Participant means Elective Deferrals made pursuant to the Participant’s deferral election, including Excess Elective Deferrals, but excluding Elective Deferrals that are taken into account in the Contribution

Percentage test (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals).

2.31 “EMPLOYER MATCHING CONTRIBUTION” means the Matching Contribution made by the Participating Employer on behalf of each Participant.

2.32 “EMPLOYMENT COMMENCEMENT DATE” means

(a) The first day in respect of which an Employee is credited with an Hour of Service for the performance of services for the Participating Employer; or

(b) In the case of a former Employee who returns to the employ of the Participating Employer after a period of absence, the first day after such period of absence in respect of which he is entitled to be credited with an Hour of Service for the performance of duties for the Participating Employer.

2.33 “ENTRY DATE” means the first day of each calendar month.

2.34 “ERISA” means the Employee Retirement Income Security Act of 1974 (Public Law No. 93-406), as amended from time to time.

2.35 “EXCESS AGGREGATE CONTRIBUTIONS” means, with respect to any Testing Year, the excess of:

(a) The aggregate Contribution Percentage amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Testing Year, over

(b) The maximum Contribution Percentage amounts permitted by the ACP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their actual amounts beginning with the highest of such amounts).

Such determination shall be made after first determining Excess Elective Deferrals pursuant to Article XVIII and then determining Excess Contributions pursuant to Article XIX.

2.36 “EXCESS CONTRIBUTIONS” means, with respect to any Testing Year, the excess of:

(a) The aggregate amount of Elective Deferrals actually taken into account in computing the ADP of Highly Compensated Employees for such Testing Year, over

(b) The maximum amount of such contributions permitted by the ADP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their actual amounts beginning with the highest of such amounts).

Such determination shall be made after first determining excess Elective Deferrals pursuant to Article XVIII.

2.37 “EXCESS ELECTIVE DEFERRALS” means those Elective Deferrals that are includible in a Participant’s gross income under section 402(g) of the Code to the extent such Participant’s Elective Deferrals for a taxable year exceed the dollar limitation under such Code section. Excess Elective Deferrals shall be treated as Annual Additions under the Plan.

2.38 “HIGHLY COMPENSATED EMPLOYEE” means

(a) An Employee who is a Highly Compensated Active Employee or a Highly Compensated Former Employee.

(b) A Highly Compensated Active Employee is any Employee who performs service with the Company or a Participating Employer during the Determination

Year who (i) was at any time during the Determination Year or Look-Back Year a 5% owner, as defined in Section 416(i)(1) of the Code or (ii) received Compensation from the Company or a Participating Employer during the Look-Back Year in excess of $90,000 adjusted annually for increases in the cost-of-living in accordance with Section 415(d) of the Code, effective as of January 1 of the calendar year such increase is promulgated and applicable to the Plan Year which begins with or within such calendar year.

(c) A Highly Compensated Former Employee for a Determination Year is any former Employee who Separated from Service from the Company or a Participating Employer prior to such Determination Year and was a Highly Compensated Active Employee for either the year in which such Employee Separated from Service from the Company or a Participating Employer or any Determination Year ending on or after such Employee’s 55th birthday.

(d) A Participant is a Highly Compensated Employee for a particular Determination Year if he or she meets the definition of a Highly Compensated Employee in effect for that Determination Year.

(e) The Determination Year is the applicable Plan Year for which a determination is being made and the Look-Back Year is the preceding 12-month period. The Plan has elected to use the Look-Back Year.

2.39 “HOUR OF SERVICE” means:

(a) Each hour for which an Employee is paid or entitled to be paid currently or as a back pay award, irrespective of mitigation of damages, by an Affiliate for the performance of duties provided, however, that all hours shall be credited in the Computation Period in which the work was performed or to which the back pay award relates;

(b) Each hour for which an Employee is paid or is entitled to payment due to vacation, holiday, illness, incapacity, disability, lay-off, jury duty, military duty, maternity or paternity leave or leave of absence, but not periods for which payments are made or due:

(1) under a plan maintained solely for the purpose of compliance with Worker’s Compensation, Unemployment Compensation, disability insurance laws; or

(2) solely as reimbursement for medical expenses incurred by the Employee,

provided, however, that no more than 501 hours of service shall be credited to an Employee during a single continuous period during which the Employee performs no duties, except in the case where the Employee is on leave of absence due to illness, injury or disability; and

(c) Each hour for which an Employee is absent from work because of (1) pregnancy, (2) the birth of a child of the Employee, (3) the placement of a child with the Employee in connection with the adoption of the child by the Employee, or (4) the need for care of the child during the period immediately following the birth or placement for adoption, but solely for the purpose of determining whether a Break-In-Service has occurred for participation and vesting.

(d) (1) The Employee shall be credited the number of hours which otherwise would have been credited but for such absence under subsection (c), unless said number of hours cannot be determined, in which case eight hours per working day shall be credited.

(2) Total hours credited pursuant to subsections (b) and (c) shall not exceed 501 hours.

(3) Hours pursuant to subsections (b) and (c) shall be credited in the Computation Period in which the absence pursuant to subsections (b) and (c) begins if such hours would prevent an Employee from incurring a Break-In-Service, or in any other case in the following computation period.

(4) No credit shall be given pursuant to subsections (b) and (c) unless the Employee furnishes the Committee with information as may reasonably be required to establish the length of and reasons for the absence, or the Plan Administrator has access to such relevant information.

(e) In computing hours, the equivalencies of Department of Labor regulations section 2530.200b-3 may be utilized.

(f) Solely with respect to Employees who were employed by HarperCollins Publishers, Inc. prior to October 1, 1997, Hours of Service and Years of Service shall be determined in accordance with the elapsed time provisions of Treasury Regulation Section 1.410(a)-7, if the result provides a greater number of Years of Service for the Participant.

Hours of Service will be credited for employment with other members of an affiliated service group (under section 414(m) of the Code), a controlled group of corporations (under section 414(b) of the Code), or a group of trades or businesses under common control (under section 414(c) of the Code of which the adopting employer is a member, and any other entity required to be aggregated with the Company pursuant to section 414(o) of the Code.

2.40 “INACTIVE PARTICIPANT” means any former Employee who has ceased to be a Participant and on whose behalf an Account is maintained under the Plan. Inactive Participants include, but are not limited to, former Employees of the Company or Participating Employers of this Plan who are employed by Hughes Electronics Corporation. The payment of benefits to an Inactive Participant shall be in accordance with the provisions applicable to Participants contained in Article X, ERISA and the Code.

2.41 “INVESTMENT FUND” means an investment fund described in Section 7.03(a) and may include the holding of qualifying employer securities as such term is used under ERISA.

2.42 “KEY EMPLOYEE” means for any Plan Year, a Participant or Beneficiary so determined in accordance with Article XII of this Plan.

2.43 “LEASED EMPLOYEE” means any person (other than an employee of an Affiliate) who, pursuant to an agreement between the Affiliate and any other person (“leasing organization”), has performed services for the Affiliate (or for the Affiliate and related persons determined in accordance with section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction and control of the Affiliate.

2.44 “LIMITATION YEAR” means the calendar year.

2.45 “MATCHING CONTRIBUTION” means a contribution made to this or any other Defined Contribution Plan maintained by a Participating Employer on behalf of a Participant on account of such Participant’s Elective Deferral or After-Tax Contribution.

2.46 “NON-KEY EMPLOYEE” means any Employee who is not a Key Employee. Non-Key Employees include Employees who are former Key Employees.

2.47 “NONHIGHLY COMPENSATED EMPLOYEE” means an Employee who is not a Highly Compensated Employee.

2.48 “NORMAL RETIREMENT AGE” means the Participant’s sixty-fifth (65th) birthday.

2.49 “PARTICIPANT” means an Eligible Employee who has become a participant in the Plan pursuant to Article III.

2.50 “PARTICIPATING EMPLOYER” means any Affiliate which, with the consent of the Board, has adopted the Plan. Appendix A lists those Affiliates which, with Board approval, have adopted the Plan and are participating therein as of the date so specified in such Appendix. Appendix B lists those Plans which, with Board approval, have merged with the Plan as of the date specified in such Appendix.

2.51 “PLAN” means the News America Savings Plan.

2.52 “PLAN YEAR” means the calendar year.

2.53 “PROJECTED ANNUAL BENEFIT” means, under a Defined Benefit Plan, the annual retirement benefit to which a Participant would be entitled under such plan if he were to continue employment until his normal retirement age under such plan (or until his current age, if later), if his Section 415 Compensation for the Limitation Year under consideration were to remain the same until the date he attains such age, and if all other relevant factors used to determine benefits under the plan were to remain the same as in the current Limitation Year for all future Limitation Years.

For purposes of this Section 2.53:

(a) An annual retirement benefit which is provided in a form other than a straight life annuity or a qualified joint and survivor annuity described in section 401(a)(11) of the Code shall be adjusted to an equivalent benefit in the form of a straight life annuity on the basis of reasonable actuarial assumptions in accordance with the rules determined by the Commissioner of Internal Revenue (the “Commissioner”);

(b) An annual retirement benefit which is provided in the form of a qualified joint and survivor annuity (within the meaning of section 401(a)(11) of the Code) need not be adjusted to the extent the value of the benefit in such form exceeds the sum of (1) the value of a straight life annuity and (2) the value of any post-retirement death benefits that would be payable even if the annuity were not in the form of a joint and survivor annuity;

(c) An annual retirement benefit which begins before a Participant’s social security retirement age shall be adjusted to an equivalent benefit commencing at the social security retirement age on the basis of reasonable actuarial assumptions in accordance with rules determined by the Commissioner, provided, however, that such adjustment is only for the purpose of applying the dollar limitations under section 415(b) of the Code;

(d) An annual retirement benefit which begins after social security retirement age shall be adjusted to an equivalent benefit commencing at social security retirement age on the basis of reasonable actuarial assumptions in accordance with rules determined by the Commissioner, provided, however, that such adjustment is only for the purpose of applying the dollar limitations under section 415(b) of the Code; and

(e) An annual retirement benefit which is attributable in part to employee contributions or to rollover contributions shall be reduced on the basis of reasonable actuarial assumptions so that it will be the equivalent of an annual retirement benefit derived solely from employer contributions; and

(f) “Social Security Retirement Age” means age 65 in the case of a Participant attaining age 62 before January 1, 2000 (i.e., born before January 1, 1938), age 66 for a Participant attaining age 62 after December 31, 1999, and before January 1, 2017 (i.e., born after December 31, 1937, but before January 1, 1955), and age 67 for a Participant attaining age 62 after December 31, 2016 (i.e., born after December 31, 1954).

2.54 “REQUIRED BEGINNING DATE” means the April 1st after the calendar year in which the Employee attains age 70 1/2 or, if later (and provided the Participant is not a five percent owner (as defined in Code Section 416) of the Company), a Termination of Employment.

2.55 “ROLLOVER CONTRIBUTION” means an amount described in section 402, 403, 405, 408 or 409 of the Code, which is held in a Rollover Account, as described in Section 5.03.

2.56 “SECRETARY” means Secretary of the Treasury.

2.57 “SECTION 415 COMPENSATION” shall be determined under section 415(c)(3) of the Code and Treasury Regulation Section 1.415-2(d), provided, however, that,

notwithstanding anything in the Treasury Regulation to the contrary, Section 415 Compensation shall include any elective deferral (as defined in Section 402(g)(3) of the Code) and any amount contributed or deferred by the Company or a Participating Employer at a Participant’s election which is not includible in the Participant’s gross income by reason of section 125 of the Code. In addition, for purposes of applying the limitations described in this section 2.57 of the Plan, compensation paid or made available during such limitation years shall include elective amounts that are not includible in the gross income of the employee by reason of § 132(f)(4).

2.58 “SUSPENSE ACCOUNT” means the account established by the Committee pursuant to Section 11.02 for the future allocation of Annual Additions in respect of a Testing Year which cannot be credited to a Participant’s Account by reason of the provisions in Article XI.

2.59 “TERMINATION OF EMPLOYMENT” means termination of employment with the Participating Employer for any reason, provided, however, that no termination of employment shall be deemed to occur upon an Employee’s transfer from the employ of a Participating Employer to another Affiliate.

2.60 “TESTING YEAR” means the calendar year.

2.61 “TOP HEAVY PLAN” means for any Plan Year, a Plan so determined in accordance with Article XII hereof.

2.62 “TRUST” or “TRUST FUND” means the trust established pursuant to the Trust Agreement to hold the assets of the Plan.

2.63 “TRUST AGREEMENT” means the News America Savings Plan Trust Agreement, as amended from time to time.

2.64 “TRUSTEE” means the trustee or trustees from time to time in office under the Trust Agreement.

2.65 “VALUATION DATE” means (a) any business day the New York Stock Exchange is open for trading, or (b) any other date on which the Committee elects to value the assets of the Plan.

2.66 “YEAR OF SERVICE” means the number of applicable Computation Periods in which an Employee accrues 1,000 Hours of Service with respect to eligibility, benefits and vesting which have not been excluded pursuant to the terms of the Plan. For all purposes hereunder the term “Year of Service” shall include (a) all years of service credited to an Employee under the former version of the News America Savings Plan, restated effective January 1, 1997, and/or the News America 401k Savings Plan, restated effective February 1, 2004, (b) all years of service credited to an Employee under any plan listed in Appendix B, and (c) years of service an Employee completed for a Participating Employer before it became an Affiliate. Notwithstanding the foregoing, any Employee formerly employed by Hughes Electronics Corporation (“HEC”) shall receive credit for one year of service for each calendar year of such employment with HEC, starting with the Employee’s date of hire with HEC until such Employee’s date of termination with HEC.

ARTICLE III

ELIGIBILITY FOR PARTICIPATION

3.01 Eligibility Date. Every individual who was participating in the former News America Savings Plan on January 31, 2004, and is an Employee of a Participating Employer under this Plan shall be eligible to participate in this Plan. If at any time an individual who has lost eligibility under the News America 401k Savings Plan, restated effective February 1, 2004, is an Employee of a Participating Employer under this Plan, such individual shall be eligible to participate in this Plan as soon as administratively feasible. Each other Employee, provided the Employee has attained the age of twenty-one, shall be eligible to and shall participate in the Plan on the first day of a month which occurs thirty days or more after the Employment Commencement Date, provided the Employee is scheduled to complete at least one thousand (1,000) Hours of Service within a twelve (12) month period following such Employee’s Employment Commencement Date or, if not scheduled to complete one thousand (1,000) Hours of Service within such twelve (12) month period, on the next succeeding first day of the month following the completion of one thousand (1,000) or more Hours of Service within an eligibility Computation Period. In the event an Employee who was otherwise eligible to participate in the Plan, has not yet attained the age of twenty-one, such Employee shall be eligible to participate in the Plan on the first day of the month following the attainment of the age of twenty-one.

In the event an individual who is rehired as an Employee who was previously eligible to participate in the Plan but who is not (upon rehiring) scheduled to complete one thousand (1,000) Hours of Service within a twelve (12) month period incurs a Break in Service, the individual will not again be eligible to make Elective Deferrals under this Plan until the first day of the month following the completion of one thousand (1,000) or more Hours of Service within an eligibility Computation Period.

3.02 Entry Date. Each Eligible Employee may participate in the Plan on the Entry Date following the date on which he became an Eligible Employee provided he completes an enrollment form and satisfies all other administrative requirements the Committee prescribes.

3.03 Cessation of Participation. A Participant shall cease to be a Participant if he is no longer an Eligible Employee of a Participating Employer under this Plan. Notwithstanding the foregoing, if a Participant is no longer an Employee of a Participating Employer under this Plan, but is otherwise eligible to participate in the News America 401k Savings Plan, restated effective February 1, 2004, such Participant shall be deemed to be an Eligible Employee under the Plan until the last day of the Plan Year at which time such Participant shall become an Inactive Participant.

3.04 Re-Employment. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

ARTICLE IV

EMPLOYER CONTRIBUTIONS

4.01 In General.

(a) The Participating Employer may, notwithstanding any other provision of the Plan, make all contributions to the Plan without regard to current or accumulated earnings and profits for the taxable year or years ending with or within a Plan Year. Notwithstanding the foregoing, the Plan shall be designed to qualify as a profit-sharing plan for purposes of the Code.

(b) A Participating Employer’s contributions with respect to any Testing Year shall not exceed 15 percent of the Compensation otherwise paid or accrued by such Employer during the Testing Year to its Employees, plus any allowable credit carryovers provided by section 404(a)(3) of the Code.

(c) No contribution may be made which cannot be allocated under Article XI.

(d) Notwithstanding any provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code, effective for re-employment on or after December 12, 1994.

(e) An Employee’s Account that results from the Employee’s own contribution is nonforfeitable.

4.02 Contributions by Affiliate. If a Participating Employer cannot make all or part of the contribution permitted by Section 4.01(a) hereof, the contribution, which such Employer would otherwise have been entitled to make, may be made by any other Affiliate in accordance with section 404(a)(3)(B) of the Code.

4.03 Contributions Conditioned on Deductibility. All contributions made under this Article IV shall be and hereby are conditioned upon being deductible under section 404 of the Code except to the extent required under section 416(c)(2) of the Code.

4.04 Employer Matching Contributions. Each Participating Employer shall make Matching Contributions on behalf, and allocate to the Employer Matching Contribution Accounts, of its respective Participants according to the following schedule:

Total Participant Elective Deferral and After-Tax Contributions as a Percentage of Compensation	Participating Employer Matching Contribution as a Percentage of Compensation
1	0.5
2	1.0
3	1.5
4	2.0
5	2.5
6 or more	3.0

ARTICLE V

PARTICIPANT CONTRIBUTIONS

5.01 In General.

(a) A Participant’s contributions to this Plan shall consist of the sum of his Elective Deferral, After-Tax and Rollover Contributions.

(b) Each Participant may, in his discretion, make Elective Deferral Contributions of up to 20 percent of his Compensation and After-Tax Contributions of up to 10 percent of his Compensation to the Plan but not more than 27 percent in the aggregate, in 1 percent increments. No Participant shall be permitted to have Elective Deferrals made under this Plan, or together with any other qualified plan maintained by an Affiliate, during any taxable year, in excess of the dollar limitation contained in section 402(g) of the Code in effect at the beginning of such taxable year (and except to the extent permitted under section 5.01(g) of the Plan and section 414(v) of the Code).

(c) All Participant contributions to the Plan shall be made through salary withholding, unless the Committee permits otherwise, in its sole discretion, pursuant to nondiscriminatory rules and regulations. Contributions so made shall be paid to the Trustees by the Participating Employer not later than fifteen (15) business days following the month in which the Participant’s contribution was received or withheld from the Participant’s salary.

(d) A Participant may increase or decrease the rate of his Elective Deferral and After-Tax Contributions (not more often than once every three months) by delivering an amended withholding authorization to the Committee at least two weeks prior to, and to be effective upon, the following Entry Date.

(e) A Participant may cease his Elective Deferral and After-Tax Contributions by delivering an amended withholding authorization to the Committee at least two weeks prior to the first day of any future payroll period, to be effective on the first day of such payroll period.

(f) In the event a Participant receives a hardship distribution, in accordance with Section 9.08 of the Plan, he shall suspend any additional Elective Deferral or After-Tax Contributions until the Entry Date coincident with or following a period of six months after the receipt of such hardship distribution.

(g) All Employees who are eligible to make Elective Deferrals under the Plan and who have attained age 50 as of the end of a Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code and Section 5.01(b) of the Plan. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of section 401(k)(3), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

5.02 ADP Test.

(a) The ADP for Participants who are Highly Compensated Employees for each Testing Year and the ADP for Participants who are Nonhighly Compensated Employees for each Testing Year must satisfy one of the following tests:

(1) The ADP for Participants who are Highly Compensated Employees for the Testing Year shall not exceed the ADP for Participants who are Nonhighly Compensated Employees for the same Testing Year multiplied by 1.25; or

(2) The ADP for Participants who are Highly Compensated Employees for the Testing Year shall not exceed the ADP for Participants who are Nonhighly Compensated Employees for the same Testing Year multiplied by 2, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who are Nonhighly Compensated Employees by more than 2 percentage points.

(b) The ADP for any Participant who is a Highly Compensated Employee for the Testing Year and who is eligible to have elective deferral contributions allocated to his accounts under two or more CODAs that are maintained by an Affiliate, shall be determined as if such elective deferral contributions were made under a single arrangement. If a Highly Compensated Employee participates in two or more CODAs that have different plan years, all CODAs ending with or within the same calendar year shall be treated as a single arrangement.

(c) In the event that this Plan satisfies the requirements of section 401(a)(4), 401(k), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section 5.02 shall be applied by determining the ADP of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy section 401(k) of the Code only if they have the same Testing Year.

(d) For purposes of determining the ADP test, Elective Deferral Contributions must be made before the last day of the 12-month period immediately following the Testing Year to which such contributions relate.

(e) The Company shall maintain records sufficient to demonstrate satisfaction of the ADP test.

(f) The determination and treatment of the ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary.

(g) The Committee shall monitor the application of this Section 5.02 at least annually. The Plan Administrator shall periodically inform the Highly Compensated Employees of the maximum percentage that will be permitted to be allocated to their Elective Deferral Contribution Accounts. For this purpose, the Trustees may round down the maximum percentage to the largest integer permitted under section 401(k) of the Code.

(h) The Committee may issue administrative regulations governing the application of this Section 5.02.

(i) If the ADP for any Plan Year must be limited due to the restrictions described in this Subsection (a), the total excess dollar amount of any Excess Contributions shall be determined by reducing the highest ratios of individual Highly Compensated Employees Participants until the ADP for the Highly Compensated Employees equals the greatest permitted limit. Such total dollar amount shall be allocated to the Highly Compensated Employees with the largest dollar amounts by progressively reducing such amounts until each Highly Compensated Employee is capped at the same dollar limitation.

5.03 Non-Discrimination Tests.

(a) The Plan will meet the nondiscrimination test set forth in section 401(m)(2)(A) of the Code that applies to Employer and Matching Contributions. Under this test, the ACP for the group of eligible Highly Compensated Employees for the current Plan Year may not exceed the greater of (a) 125% of the ACP for all other Eligible Employees for the current Plan Year, or (b) the lesser of twice the ACP for all other Eligible Employees for the current Plan year or such ACP for all other Eligible Employees for the current Plan Year plus 2%. The ACP for a group of Eligible Employees is the average of the ratios (calculated separately for each Employee) of the sum of Matching and Employer contributions and other contributions taken into account paid under the Plan on behalf of each Employee for the relevant Plan Year, divided by the Employee’s compensation for that Plan Year. Employer Contributions are any Employer Contributions made on behalf of an Employee to an individual account to which actual earnings and losses are allocated. Matching Contributions are any Participating Employer contributions (including discretionary contributions) made to the Plan on account of an Employer Contribution or elective contribution to the Plan maintained by the Participating Employer and any forfeitures allocated on the basis of Employee Contributions, matching contributions, or elective contributions.

(b) In calculating the ACP test of section 401(m) of the Code for a Plan Year, contributions will be taken into account as follows: An Employer Contribution is to be taken into account if it is paid to the trust during the Plan Year or paid to an agent of the Plan and transmitted to the trust within a reasonable period after the end of the Plan Year. An excess contribution to a cash or deferred arrangement that is recharacterized is to be taken into account in the Plan Year in which the contribution would have been received in cash by the Employee had the Employee not elected to defer the amounts. A Matching Contribution taken into account for a Plan Year only if it is (1) made on account of the Employee’s elective or Employer Contributions for the Plan Year, (2) allocated to the Employee’s account as of a date within that year, and (3) paid to the Trust by the end of the 12th month following the close of that year. Qualified Matching Contributions which are used to meet the requirements of section 401(k)(3)(A) of the Code are not to be taken into account for purposes of the ACP test of section 401(m) of the Code.

(c) For purposes of determining whether the Plan satisfies the actual contribution percentage test of section 401(m) of the Code, all Employer and Matching Contributions that are made under two or more plans that are aggregated for purposes of sections 401(a)(4) and 410(b) of the Code (other than section 410(b)(2)(A)(ii) of the Code) are to be treated as made under a single plan, and that if two or more plans are permissively aggregated for purposes of section 401(m) of the Code, the aggregated plans must also satisfy sections 401(a)(4) and 410(b) of the Code as though they were a single plan.

(d) In calculating the actual contribution percentage for purposes of section 401(m) of the Code, the actual contribution ratio of a Highly Compensated

Employee will be determined by treating all plans subject to section 401(m) of the Code under which the Highly Compensated Employee is eligible (other than those that may not be permissively aggregated) as a single plan.

(e) The ACPs of Highly Compensated Employees and non-Highly Compensated Employees are determined for the current Plan Year.

(f) The amount of excess aggregate contributions under the Plan subject to the requirements of section 401(m) of the Code will be determined in the following manner. First, determine how much the actual contribution ratio (“ACR”) of the Highly Compensated Employee with the highest ACR would have to be reduced to satisfy the ACP test or cause such ratio to equal the ACR of the Highly Compensated Employee with the next highest ratio. Second, this process is repeated until the ACP test would be satisfied. The amount of excess aggregate contributions is equal to the sum of these hypothetical reductions multiplied, in each case, by the Highly Compensated Employee’s compensation.

(g) The amount of excess aggregate contributions for the Plan Year shall be determined only after first determining the excess contributions that are treated as Employer Contributions due to recharacterization.

(h) The distribution (or forfeiture, if applicable) of excess aggregate contributions will include the income allocable thereto. The income allocable to the excess aggregate contributions includes income for the Plan Year for which the excess aggregate contributions were made.

(i) Excess aggregate contributions will be corrected by the close of the Plan Year following the Plan Year for which they were made.

(j) The distribution (or forfeiture, if applicable) of excess aggregate contributions shall be made on the basis of the respective amounts attributable to each Highly Compensated Employee. The Highly Compensated Employees subject to actual distribution or forfeiture are determined using the “dollar leveling method” starting with the Highly Compensated Employee with the greatest dollar amount of employee, matching and other contributions treated as matching contributions for the Plan Year and continuing until the amount of the excess aggregate contributions has been accounted for.

(k) Highly Compensated Employee for purposes of this section means an Employee who:

(1) was a 5 percent owner, as defined in section 416(i)(1)(A)(iii) of the Code, at any time during the determination year or the look-back year; or

(2) had compensation from a Participating Employer for the look-back year in excess of $90,000 (as adjusted), and, if the Participating Employer so elects in the Plan, was in the top-paid group for the look-back year.

(l) The Plan allows for the correction of excess aggregate contributions pursuant to section 401(m)(6) of the Code and Regs. section 1.401(m)-1(e).

5.04 Rollover Contributions and Transfers. The Committee may accept Rollover Contributions and trustee-to-trustee transfers from plans and trusts qualified under Code sections 401(a), 401(k), 457, and 501(a), respectively. In addition, the Committee may accept Rollover Contributions and trustee-to-trustee transfers from plans and trusts qualified under Code sections 403(a), 403(b), 457(b) (which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state) and 408(a) and 408(b)

(with regard to the portion of a distribution from an individual retirement account or annuity that is eligible to be rolled over and would otherwise be includible in gross income), respectively. The Committee shall establish uniform administrative regulations to govern the application of this Section 5.04. Such funds shall be allocated to a Rollover Account.

ARTICLE VI

ALLOCATION OF CONTRIBUTIONS

6.01 Accounts. Separate accounts for Elective Deferral, After-Tax, Rollover, and Employer Matching Contributions will be maintained for each Participant. Each such account will be credited with the applicable contributions, and the earnings and losses thereon in accordance with Section 8.02(a). On February 1, 2004, the value of any Account shall equal the value of such account at 11:59:59 p.m. on January 31, 2004 under the former News America Savings Plan, restated effective January 1, 1997. If an inactive participant of the former News America Savings Plan, restated effective January 1, 1997, is employed by Fox Entertainment Group, Inc. or any of its subsidiaries on February 1, 2004 and was paid by the Company or a Participating Employer of the Plan based on a fixed salary per week, per month or per year, the Plan shall accept a transfer of the Account of such Inactive Participant from the News America 401k Savings Plan as soon as administratively feasible after February 1, 2004. If an inactive participant of the former News America Savings Plan, restated effective January 1, 1997, becomes a Participant of the Plan after February 1, 2004, the Plan shall accept a transfer of the Account of such Participant from the News America 401k Savings Plan, restated effective February 1, 2004, as soon as administratively feasible following the end of the Plan Year in which the Participant became an Eligible Employee under the Plan.

6.02 Determination Date for Employer Matching Contributions. The Plan Administrator shall determine, as of no later than each December 31, each Participant who is eligible to receive an Employer Matching Contribution pursuant to Section 4.04 hereof.

ARTICLE VII

THE TRUST FUND

7.01 Establishment of Trust Agreement. The Company shall enter into a Trust Agreement with one or more individuals, partnerships, corporations, banks or trust companies (the “Trustee”) authorized under applicable law to exercise trust powers, for the establishment and maintenance of the Trust Fund. The assets of the Plan may be held in one or more Trust Funds.

7.02 Trustee Duties. The Trustee shall pay benefits to Participants, Inactive Participants or their Beneficiaries in accordance with instructions of the Committee. The Trustee shall hold and administer the Trust Fund in accordance with the terms of the Trust Agreement. Notwithstanding the foregoing, each Participant shall be entitled to direct the Trustee to invest his After-Tax, Elective Deferral, Employer Matching and Rollover Contribution Accounts (“Self-Directed Accounts”) in accordance with Section 7.03 hereof.

7.03 Establishment of Trust Funds.

(a) A Participant, upon proper advance written notice, or upon oral instructions followed by a written confirmation of such instructions returned to the Participant, may elect to direct that all or a portion of the amount credited to his Self-Directed Accounts be invested in one or more Investment Funds to be selected by the Committee.

(b) An election made by a Participant pursuant to subsection (a) hereof shall be filed with the respective Participating Employer in writing on a form which the Committee prescribes, or by oral instructions by the Participant which will be followed by a written confirmation of such instructions returned to the Participant in the manner provided in Section 2550.404(c) of the proposed Department of Labor regulations. Such election will be effective within a reasonable time after receipt of such Participant’s election (except for his initial election, which may be effective as of the Effective Date or the calendar quarter to which it relates). Any such election made by a Participant shall remain in effect until another valid election has been made by the Participant.

(c) In the event that a Participant’s election fails to cover the entire balance of his Self-Directed Accounts, all (or the portion not so covered) of such Accounts shall be invested in a money market fund to be selected by the Committee. Forfeitures arising under Section 9.06 shall also be invested in such money market fund.

(d) Whenever, in the sole discretion of the Committee, transfers between Investment Funds pursuant to the provisions of this Section 7.03 would require the liquidation of assets at a time or in a manner which would not be prudent considering the purposes for which the Plan was established and the interests of all Plan Participants, the Committee shall have the right to prescribe uniform, nondiscriminatory rules prohibiting or limiting the amount which a Participant may transfer.

(e) The Trustee shall not be liable for any loss, damage or depreciation of a Participant’s Account to the extent such Participant has elected to direct the Trustee to invest any portion of his Account.

7.04 Establishment of Segregated Accounts.

(a) To the extent that the terminated participant can not be located and the Investment Fund is no longer available and monies must be reallocated, the Committee may permit or require, at its discretion but in consultation with the Trustee, the creation of segregated accounts for the investment of the lump sum value of the vested portion of the Account of any Inactive Participant. In such event, the Trustee shall segregate the appropriate funds from the balance of the Trust Fund and shall invest said funds separately, at the Committee’s discretion, in an Investment fund to which there shall be charged or credited all appreciation or depreciation attributable thereto.

(b) The Committee shall require segregation of any amount that may become payable pursuant to a qualified domestic relations order during a determination of such order’s qualified status in accordance with section 414(p) of the Code.

7.05 Loans to Participants.

A loan (including any renewal, extension or modification of any existing loan agreement) to any Participant who is a party in interest (as defined in section 3(14) of ERISA) shall be permitted as an investment of the Trust Fund from such Participant’s Account provided all such loans shall:

(a) Be available to all such Participants on a reasonably equivalent basis without regard to an individual’s race, color, religion, age, sex or national origin;

(b) Not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees; and

(c) Be made upon and subject to the following conditions and limitations:

(1) Committee Rules. The loan applicant shall submit a request to, and comply with all other administrative requirements of, the Committee. The Committee shall make available at reasonable times loan application materials. The loan request shall be approved or denied by the Committee based upon the satisfaction of the rules contained herein.

(2) Loan Amounts. The minimum amount of a loan shall be $1,000. The maximum amount of a loan shall not be greater than the lesser of:

(A) One-half of the applicant’s vested Account, or

(B) $50,000, reduced by the excess (if any) of -

(i) the highest outstanding balance of all loans from the Plan during the one-year period ending on the day before the date on which the new loan is made, over

(ii) the outstanding balance of all loans from the Plan on the date on which such new loan is made.

(3) Loan Terms. The loan, by its terms, shall require it to be repaid within five years, unless the loan is, and the applicant represents that it shall be, used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the applicant; provided, however, that in no event shall the term of loan extend beyond 20 years. The loan shall require over its term substantially level amortization with payments not less frequently than quarterly. The loan shall bear interest at the prime rate (as published in The Wall Street Journal on the date the Committee approves the loan application) plus 1 percent, or such other interest rate which the Committee determines will provide the Plan with a return commensurate with the prevailing interest rate charged on similar commercial loans by persons in the business of lending money. Principal and interest repayments shall be allocated directly to the applicant’s Account. The loan may be prepaid at any time without penalty. In the event of default, the Committee may reduce the applicant’s Account to the extent necessary to restore adequate security for the loan; provided, however, that this shall not constitute a deemed distribution prior to the applicant’s Termination of Employment or other distributable event. No distribution shall be made to an applicant or his Beneficiary until his outstanding loan balance is repaid in full, unless otherwise required by law. Upon Termination of Employment, the applicant’s loan balance, if any, shall immediately become due and payable unless (i) such person is a party in interest as such term is defined under ERISA Section 3(14) and such party in interest for purposes of this section will be treated as if he/she was still employed by the Company or (ii) in connection with a Rollover as described in Code Sections 402 et seq., such loan is distributed to a plan qualified under Code Sections 401 et seq..

(4) Applicant Requirements. The applicant shall (A) irrevocably agree to make loan repayments through payroll deduction; (B) pledge a portion of his vested Account equal to the principal loan amount as collateral to secure the loan; (C) indicate to the Trustee from which Account and in what proportion he wants the loan proceeds to be withdrawn; (D) not have more than one Plan loan outstanding at any given time; and (E) agree to pay the processing fee, if any, charged by the Plan recordkeeper for administering the loan.

(5) Loan repayments may be suspended under this Plan as permitted under Section 414(u)(4) of the Code.

ARTICLE VIII

VALUATION OF TRUST FUND

8.01 Time and Valuation Method. Each Investment Fund shall be separately valued on each Valuation Date. All assets shall be valued at fair market value.

8.02 Account Valuation.

(a) The value of any Account, as of any Valuation Date, shall be equal to -

(1) the value of such Account as of the last preceding Valuation Date, plus

(2) such Account’s pro rata share of income, or expenses (if any) or losses and realized and unrealized gains of the Investment Fund(s) in which it was invested since the last preceding Valuation Date, plus

(3) any contributions allocable to such Account as of such Valuation Date, less

(4) any distributions from such Account as of such Valuation Date.

(b) The value of the Suspense Account as of any Valuation Date shall be equal to the aggregate amount of all Annual Additions allocated thereto on or before such Valuation Date, reduced by the aggregate amount of Annual Additions which had been reallocated therefrom to Participants’ Accounts on or before such Valuation Date.

8.03 Account Statement. If a Participant, Inactive Participant or Beneficiary so requests, the Trustee shall furnish to such person a copy of his last quarter’s statement detailing the value of such person’s Account, provided, however, that such person shall be entitled to make no more than one such request during any Plan Year.

ARTICLE IX

BENEFITS PAYABLE UPON

RETIREMENT, DEATH, DISABILITY,

TERMINATION OR WITHDRAWAL

9.01 Full Vesting at Normal Retirement Age. Each Participant shall have a fully (100%) vested interest in his Account upon attaining his Normal Retirement Age, to be distributed in accordance with Article X.

9.02 Full Vesting Upon Death. Each Beneficiary of a Participant shall have a fully (100%) vested interest in the Participant’s Account upon the Participant’s death, to be distributed in accordance with Article X.

9.03 Fully Vested Accounts. Each Participant shall have a fully (100%) vested interest in his Elective Deferral, After-Tax, and Rollover Contribution Accounts.

9.04 Matching Contribution Account Vesting Schedule. Each Participant shall vest in his Matching Contribution Account according to the following schedule:

Years of Service as of December 31	Vested Percentage
Less than 1	0
1 but less than 2	20
2 but less than 3	40
3 but less than 4	60
4 but less than 5	80
5 or more	100

Notwithstanding the foregoing, a Participant shall have a fully (100%) vested interest in his Matching Contribution Account in the event of his Disability.

9.05 Excluded Years of Service. Years of Service for vesting purposes shall not include the following periods:

(a) Service of a nonvested Employee who subsequently incurs five consecutive one-year Breaks-In-Service.

(b) Service of a Participant after five consecutive one-year Breaks-In-Service in computing the Participant’s vested percentage of the Accounts which accrued before such five-year period.

The method of computing account balances with respect to which vesting may increase will be computed in accordance with Reg. section 1.411(a)-7(d)(5).

An Employee who separates from service and is reemployed prior to incurring a Break-in-Service will continue to vest, starting at the point in the vesting schedule where he or she left employment, in both his or her pre-separation and post-separation accrued benefit.

If a Participant separates from service, has a one-year Break-in-Service and returns to service, after such Participant has one Year of Service after returning to service, if such Participant does not have five consecutive one-year Breaks-in-Service, both the pre-break and post-break service will count in vesting both the pre-break and post-break account balances.

9.06 Forfeitures. The nonvested portion of a Participant’s Matching Contribution Account shall be forfeited upon Termination of Employment and after the vested portion of such Account has been made available to the Participant. Said forfeitures shall be allocated to reduce future Matching Contributions. In the event a Participant returns to the employ of the Participating Employer before incurring five consecutive one-year Breaks-In-Service, the amounts forfeited adjusted for any gains or losses that would have been allocated to the amount forfeited prior to its restoration had such amount been credited to the short-term income fund (or the investment fund most analogous) shall be restored (but in no event in an amount less than the previously forfeited amount) by such Employer. Any subsequent distribution to a Participant shall be offset by amounts previously paid to a Participant but in no event may be less than the difference between: (a) the product of (1) his current vested percentage, and (2) the sum of the amount of the Participant’s Matching Contribution Account and the amount of the prior distribution; and (b) the amount of said prior distribution. If a Participant separates from service, has a one-year Break-in-Service and returns to service, after such Participant has one Year of Service after returning to service, if such Participant has five or more consecutive Breaks-in-Service, both the pre-break and post-break service will count in vesting the post-break account balances, if either (1) such Participant has any nonforfeitable interest in the accrued benefit attributable to Matching Contributions at the time of such separation from service or (2) upon returning to service the number of consecutive Breaks-in-Service is less than the number of Years of Service.

9.07 Withdrawals From After-Tax Contribution Account. A Participant may elect at any time (but not more often than once per calendar year quarter) before his Termination of Employment to withdraw all or part of his After-Tax Contribution Account. After such an election a Participant may not make Elective Deferrals for a period of six months.

9.08 Hardship Withdrawals.

(a) Distribution of Elective Deferrals (but not including any earnings thereon) may be made to a Participant in the event of hardship. For the purposes of this Section 9.08, hardship is defined as an immediate and heavy financial need of the Participant where such Participant lacks other available resources.

(b) The following are the only financial needs considered immediate and heavy: deductible medical expenses (within the meaning of section 213(d) of the Code) of the Participant, the Participant’s spouse, children, or dependents; the purchase (excluding mortgage payments) of a principal residence for the Participant; payment of tuition for the next quarter or semester of post-secondary education for the Participant, the Participant’s spouse, children or dependents; payment of room and board expenses for the next quarter or semester of post-secondary education for the Participant, the Participant’s spouse, children or dependents; or the need to prevent the eviction of the Participant from, or a foreclosure on the mortgage of, the Participant’s principal residence.

(c) A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Participant only if:

(1) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans under all plans maintained by the Company;

(2) All plans maintained by the Company provide (and this Plan hereby does) that the Participant’s Elective Deferral and After-Tax Contributions will be suspended until the Entry Date coincident with or following the 6-month period after the receipt of the hardship distribution;

(3) The distribution is not in excess of the amount of an immediate and heavy financial need; and

(4) All plans maintained by the Company provide (and this Plan hereby does) that the Participant may not make Elective Deferrals for the

Participant’s taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under section 402(g) of the Code for such taxable year less the amount of such Participant’s Elective Deferrals for the taxable year of the hardship distribution.

(d) The foregoing definition of hardship may be expanded by the Committee in accordance with regulations promulgated by the Secretary.

(e) An eligible rollover distribution described in section 402(c)(4) of the Code, which the Participant can elect to rollover to another plan pursuant to section 401(a)(31) of the Code, excludes hardship withdrawals as defined in section 401(k)(2)(B)(I)(IV) of the Code, which are attributable to the Participant’s elective contributions under Treasury Reg. Section 1.401(k)-1(d)(2)(ii).

9.09 Direct Rollovers.

(a) Notwithstanding any provisions of the Plan to the contrary that would otherwise limit a distributee’s election under this part, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b) Definitions.

(1) Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; any hardship distribution described in Section 401(k)(2)(B)(i)(IV) received after December 31, 1998; and the portion of any other distribution(s) that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employee securities). In addition, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan. However, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. But, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(2) Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified plan described in section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity. An eligible retirement plan shall also mean an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code.

(3) Distributee. A distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributee with regard to the interest of the spouse or former spouse.

(4) Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

ARTICLE X

PAYMENT OF BENEFITS

10.01 Lump Sum and Qualified Total Distributions.

(a) Except as provided in Sections 10.01(b) and 10.05 hereof, following a Participant’s Termination of Employment, his Account balance shall be distributed to him, or in the event of his death to his Beneficiary, in the form of a lump sum cash distribution. If such distribution shall constitute a qualified total distribution, the Committee shall provide the Participant with a written explanation (in accordance with section 402(f) of the Code) regarding the taxation of such qualified total distribution.

(b) Participants who retire from a Participating Employer after attainment of age 55, may elect to have their vested Account balance paid in installments over a period of up to 15 years.

(1) This election must be made by the Participant within 90 days following the Participant’s retirement from the Participating Employer and may not be deferred to a later date.

(2) The election shall be made on such election forms as are prescribed by the Committee, pursuant to such rules as are set by the Committee.

(c) Written consent of the Participant is required before the commencement of the distribution of any portion of his accrued benefit if the present value of the nonforfeitable total accrued benefit is greater than $5,000. The consent requirements are deemed satisfied if such value does not exceed $5,000 and the

Plan may distribute such portion to the Participant as a single sum. Present value for this purpose must be determined in the same manner as under section 417(e) of the Code and the value of a participant’s nonforfeitable accrued benefit shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code. If the present value determined at the time of a distribution to the Participant exceeds such sum, then the present value at any subsequent time shall be deemed to exceed such sum. The consent of the Participant shall be obtained in writing within the 90-day period ending on the annuity starting date. The annuity starting date is the first day of the first period for which an amount is paid as an annuity or any other form. The Plan Administrator shall notify the Participant of the right to defer any distribution until the Participant’s account balance is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, if any, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Code section 417(a)(3), and shall be provided no less than 30 days and no more than 90 days prior to the annuity starting date.

(d) The consent of the Participant shall not be required to the extent that a distribution is required to satisfy section 401(a)(9) or section 415 of the Code. In addition, upon termination of this Plan if the Plan does not offer an annuity option (purchased from a commercial provider), the Participant’s account balance may, without the Participant’s consent, be distributed to the Participant or transferred to another defined contribution plan (other than an employee stock ownership plan as controlled group. An account balance is immediately distributed if any part of the account balance could be distributed to the Participant before the Participant attains (or would have attained if not deceased) the later of Normal Retirement Age or age 62.

(e) Notwithstanding any provisions of the Plan to the contrary, if a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Treasury Regulations is given, provided that:

(1) the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(2) the Participant, after receiving the notice, affirmatively elects a distribution.

10.02 Time of Distribution.

(a) The distribution of a Participant’s Account in accordance with Section 10.01 shall be made as soon as practicable following the Participant’s Termination of Employment, except as provided in Section 10.05.

(b) In no event shall the distribution of any Participant’s Account commence later than the Required Beginning Date.

(c) With respect to distributions under the Plan, the Plan will apply the minimum distribution requirements of section 401(a)(9) and the applicable regulations thereunder.

10.03 Beneficiary Designation.

(a) Upon receipt of a notification from the Plan representative that he has qualified for participation in the Plan, a Participant shall designate, on forms provided by the Plan representative, a Beneficiary and successor Beneficiary for his Account. The designation of a Beneficiary shall be effective upon its receipt by the Plan representative except as otherwise provided in this Section 10.03.

(b) In the event a Participant is married on the date of his death, his entire Account shall be paid to his surviving spouse regardless of any contrary designation by the Participant unless said Participant’s spouse consents to said contrary designation before a notary public or a Plan representative.

(c) Subject to the requirements of subsection (b) hereof, a Participant may change the Beneficiary which he has designated, without notice to the Beneficiary, in accordance with such rules and regulations as the Plan representative may prescribe. If a Participant fails to designate a Beneficiary or is not survived by a designated Beneficiary, the balance in the Participant’s Account shall be paid according to the following priorities:

(1) His surviving spouse (if married);

(2) His contingent beneficiary; or

(3) His estate.

10.04 Incapacitated Recipient. If at any time any Participant or Beneficiary is, in the judgment of the Committee, legally, physically or mentally incapable of personally receiving or acknowledging receipt of any payment due hereunder, payment may, in the discretion of the Committee, be made to the guardian or legal representative of such Participant or Beneficiary or, if none exists, to any other person or institution which, in the judgment of the Committee, then maintains or has custody of such Participant or Beneficiary.

10.05 Domestic Relations Order. Upon receipt of any court order relating to the benefit payable to a Participant hereunder, the Committee shall: (a) notify the Participant and the “alternate payee(s)” of such order and the Plan’s procedures for determining the qualified status of such order; and (b) segregate in a separate account in the Plan the amount payable pursuant to such order. Within 18 months of receipt of such order, the Committee shall determine whether the order is a “qualified domestic relations order” (as defined in section 414(p)(7) of the Code), pursuant to written administrative procedures adopted in accordance with sections 414(p)(6) and (7) of the Code. If such order is a qualified domestic relations order, the Committee shall pay the segregated amount to the alternate payee(s) entitled thereto.

10.06 Accelerated Payments. Subject to the requirements set forth in this Section 10.06, the time when benefit payments are to commence shall be determined by the Committee, to be applied on a uniform basis. The Committee shall be entitled to accelerate payments if it determines that such acceleration is necessary to comply with section 401(a)(9) of the Code. The Committee, at its discretion, may issue administrative regulations from time to time to govern the application of this Section 10.06.

10.07 Heritage Media Prior Rollovers. Solely with respect to Rollover Contributions made to the Heritage Media Corporation Retirement Savings Plan, which plan was merged into the News America Savings Plan effective April 1, 1998, a Participant may elect a distribution of such a rollover account including earnings thereon, at any time, in a lump sum, subject to such administrative procedures as the Committee shall require.

ARTICLE XI

LIMITATIONS ON BENEFITS AND CONTRIBUTIONS

11.01 Annual Additions.

(a) Notwithstanding anything in this Plan to the contrary and except as otherwise provided in this Article XI, a Participant’s Annual Addition under this Plan for a Limitation Year may not exceed the lesser of -

(1) The Defined Contribution Dollar Limitation, or

(2) 100 percent of his Section 415 Compensation (within the meaning of section 415(c)(3) of the Code) for the Limitation Year.

(b) The compensation limitation referred to in Section 11.01(a)(2) shall not apply to:

(1) Any contribution for medical benefits (within the meaning of section 419A(f)(2) of the Code) after separation from service which is otherwise treated as an Annual Addition, or

(2) Any amount otherwise treated as an Annual Addition under section 415(l)(1) of the Code.

11.02 Correction of Annual Addition Violation. If the Annual Additions otherwise made to the Account of a Participant would cause the limitations of Section 415 of the Code applicable to that Participant for the Limitation Year to be exceeded, the excess Annual Additions to the extent such excess consists of After-Tax Contributions, shall be refunded to the Participants who made such After-Tax Contributions. In the event that all of a Participant’s After-Tax Contributions on account of a Limitation Year have been refunded and an excess Annual Addition continues to exist, earnings attributable to such After-Tax Contributions shall be refunded to the Participant who made such After-Tax Contributions. In the event that both the Participant’s After-Tax Contributions and earnings thereon on account of a Limitation Year have been refunded and an excess Annual Addition continues to exist on account of a Participant, the Participant’s Elective Deferral Contributions and any earnings thereon shall be refunded. All refunds shall be made in accordance with Revenue Procedure 92-93 and subsequent pronouncements issued by the IRS.

11.03 ACP Test.

(a) The ACP for Participants who are Highly Compensated Employees for the calendar year preceding each Testing Year and the ACP for Participants who are Nonhighly Compensated Employees for the calendar year preceding such Testing Year must satisfy one of the following tests:

(1) The ACP for Participants who are Highly Compensated Employees for the calendar year preceding such Testing Year shall not exceed the ACP for Participants who are Nonhighly Compensated Employees for the same Testing Year multiplied by 1.25; or

(2) The ACP for Participants who are Highly Compensated Employees for the calendar year preceding such Testing Year shall not exceed the ACP for Participants who are Nonhighly Compensated Employees for the calendar year preceding such Testing Year multiplied by 2, provided that the ACP for Participants who are Highly Compensated does not exceed the ACP for Participants who are Nonhighly Compensated Employees by more than 2 percentage points.

(3) If the ACP for any Plan Year must be limited due to the restrictions described in this Subsection (a), the total excess dollar amount shall be determined by reducing the highest ratios of individual Participants until the ACP for the Highly Compensated Employees equals the greatest permitted limit. Such total dollar amount shall be allocated to the Highly Compensated Employees with the largest dollar amounts by progressively reducing such amounts until each Highly Compensated Employee is capped at the same dollar limitation.

In reducing the dollar amounts of any individual Highly Compensated Employee, reductions will first be made to any After-Tax Contributions and then only if necessary to any Matching Contributions which are deemed to be discriminatory due to any limitations required by Subsection 5.02(a). Additional reductions shall be applied first to unmatched Elective Deferral Contributions, if any, and then to matched Elective Deferral Contributions and Matching Contributions proportionately.

(b) For purposes of this Section 11.03, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage amounts allocated to his account under two or more plans described in section 401(a) of the Code, or arrangements described in section 401(k) of the Code that are maintained by an Affiliate, shall be determined as if the total of such Contribution Percentage amounts was made under each plan. If a Highly Compensated Employee participates in two or more CODAs that have different plan years, all CODAs ending with or within the same calendar year shall be treated as a single arrangement.

(c) In the event that this Plan satisfies the requirements of section 401(a)(4), 401(m) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section 11.03 shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy section 401(m) of the Code only if they have the same Testing Year.

(d) For purposes of determining the ACP test, After-Tax Contributions are considered to have been made in the Testing Year as of which they are contributed to the Trust. Employer Matching Contributions will be considered made for a Testing Year if made no later than the end of the 12-month period beginning on the day after the close of the Testing Year.

(e) The Company shall maintain records sufficient to demonstrate satisfaction of the ACP test.

(f) The determination and treatment of the ACP of any Participant shall satisfy such other requirements as may be prescribed by the Secretary.

11.04 Distributable Events. Elective Deferral and Employer Matching Contributions, and income allocable to each, shall not be distributable to a Participant or Beneficiary, in accordance with such Participant’s or Beneficiary’s election, earlier than upon Termination of Employment (whether at Early or Normal Retirement Age or other separation from service), death, or Disability.

Such amounts may also be distributed upon:

(a) Termination of the Plan without the establishment or maintenance of another Defined Contribution Plan;

(b) The disposition by the Company to an unrelated corporation of substantially all of the assets (within the meaning of section 409(d)(3) of the Code) used in a trade or business of the Company if the Company continues to maintain this Plan, but only with respect to Participants who continue employment with the corporation acquiring such assets;

(c) The disposition by the Company to an unrelated entity of the Company’s interest in a subsidiary (within the meaning of section 409(d)(3) of the Code) if the Company continues to maintain this Plan, but only with respect to Participants who continue employment with such subsidiary;

(d) The attainment of age 59 1/2; or

(e) The hardship of the Participant as described in Section 9.08.

ARTICLE XII

TOP-HEAVY PLAN YEARS

12.01 Definitions. For purposes of this Article XII:

(a) (1) “Key Employee” means any Employee or former Employee who, at any time during the Plan Year containing the determination date or any of the four preceding Plan Years, is or was -

(A) an officer of a Participating Employer having annual Compensation for such Plan which is in excess of 50 percent of the dollar limit in effect under section 415(b)(1)(A) of the Code for the calendar year in which such Plan Year ends;

(B) an owner for (or considered as owning within the meaning of section 318 of the Code) both more than a ½ percent interest as well as one of the ten largest interests in a Participating Employer and having annual compensation greater than the dollar limit in effect under section 415(c)(1)(A) of the Code for the year;

(C) a five-percent owner of a Participating Employer; or

(D) a one-percent owner of a Participating Employer who has annual Compensation of more than $150,000.

(E) One of the ten Employees owning the largest interests in all Employers and Affiliates considered as a unit;

(F) An owner of more than 5 percent of the outstanding stock, or of stock possessing more than 5 percent of the total combined voting power, of any Affiliate;

(G) An owner of more than 1 percent of the outstanding stock, or of stock possessing more than 1 percent of the total combined voting power, of any Affiliate, whose Section 415 Compensation from all Affiliates combined exceeds $150,000; or

(H) An officer of any Affiliate.

For purposes of determining five-percent and one-percent owners, neither the aggregation rules nor the rules of subsections (b), (c) or (m) of section 414 of the Code apply. Beneficiaries of an employee acquire the character of the employee who performed service for the Participating Employer. Also, inherited benefits will retain the character of the benefits of the employee who performed services for the Participating Employer.

(2) No Employee shall be considered a key employee pursuant to subparagraph (a)(1)(D) if such Employee’s Compensation is less than or equal to 50 percent of the limitation determined under section 415(b)(1)(A) of the Code, or pursuant to subparagraph (a)(1)(A) if such Employee’s Compensation is less than or equal to 100 percent of the limitation determined under section 415(c)(1)(A) of the Code for the calendar year in which the Determination Date falls.

(3) For purposes of subparagraphs 12.01(a)(1)(A), (B) and (C), an Employee shall be considered as owning all interests in an Affiliate which he owns directly or would be deemed to own under the rules contained in section 318 of the Code, except that subparagraph (C) of section 318(a)(2) shall be applied by substituting “5%” for “50%.”

(4) No more than the greater of three Employees or 10 percent of all Employees (up to a maximum of 50) of all Employers and Affiliates considered as a unit shall be considered officers for purposes of subparagraph 12.01(a)(1)(D). Where the actual number of such officers exceeds the number determined under the preceding sentence, those considered officers for purposes of subparagraph 12.01(a)(1)(D) shall be the officers having the highest annual compensation during the 5-year period consisting of the Plan Year and the four preceding Plan Years.

(5) If the highest rate allocated to a Key Employee, for a year in which the Plan is top-heavy is less than three percent, amounts contributed as a result of a salary reduction agreement must be included in determining contributions made on behalf of Key Employees.

(b) “Determination Date” means the last day of the first Plan Year and, with respect to each subsequent Plan Year, the last day of the immediately preceding Plan Year.

(c) “Aggregation Group” means -

(1) Each plan of an Affiliate which —

(A) Has one or more Employees who are Key Employees, and/or

(B) Enables any plan described in subparagraph 12.01(c)(1)(A) to meet the requirements of section 401(a)(4) or section 410 of the Code, plus, at the Company’s election,

(2) Any other plan or plans which, when considered together with the plans described in subparagraph 12.01(c)(1), satisfy the requirements of sections 401(a)(4) and 410 of the Code.

(d) “Employee” and “Key Employee” include their Beneficiaries.

(e) “Top-Heavy Plan Year” means any Plan Year in which the Plan is a Top-Heavy Plan, determined in accordance with Section 12.02 of the Plan, and section 416 of the Code.

12.02 Top-Heavy Plan.

(a) Except as provided in subparagraph (3), the Plan is a Top-Heavy Plan with respect to a Plan Year if, as of the Determination Date of such Plan Year -

(1) The aggregate of the Accounts of Key Employees under the Plan exceeds 60 percent of the aggregate of the Accounts of all Employees under the Plan; or

(2) The Plan is a member of an Aggregation Group:

(A) Which is described in paragraph 12.01(c)(1), and

(B) With respect to which the sum of -

(i) The present value of the cumulative accrued benefits for Key Employees under all Defined Benefit Plans within the Aggregation Group, and

(ii) The aggregate of the accounts of Key Employees under all Defined Contribution Plans in the Aggregation Group exceeds 60 percent of the sum of -

a. The present value of the cumulative accrued benefits of all Employees under all Defined Benefit Plans included in the Aggregation Group; and

b. The aggregate of the accounts of all Employees under all Defined Contribution Plans within the Aggregation Group.

(3) Notwithstanding paragraphs (1) and (2) of this subsection 12.02(a), the Plan shall not be a Top-Heavy Plan for any Plan Year in which the Plan is a member of an Aggregation Group with respect to which the percentage test described in subparagraph 12.02(a)(2)(B) is not met.

(b) For purposes of this Section 12.02:

(1) The accrued benefit and/or account balance of any Employee who is not a Key Employee during the Plan Year but who was a Key Employee during any prior Plan Year shall be disregarded;

(2) The present value of the accrued benefit of an Employee in a Defined Benefit Plan or the account balance of an Employee in a Defined Contribution Plan, as of the Determination Date of any Plan Year, includes any amount distributed with respect to the Employee under the Plan within the 5-year period ending on such Determination Date;

(3) The Account balance of a Participant under this Plan as of any Determination Date shall equal the sum of the values of such Participant’s Account determined under Section 8.02 as of the Valuation Date coinciding with such Determination Date; and

(4) The accrued benefit and/or the account balance of an individual who has not received any compensation from any Participating Employer

(other than benefits under the Plan) during the 5-year period ending on the Determination Date shall be disregarded.

(c) Solely for the purpose of determining if the Plan, or any other plan included in a required Aggregation Group of which this Plan is a part, is top-heavy (within the meaning of section 416(g) of the Code), the accrued benefit of an Employee other than a Key Employee shall be determined (1) under the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Affiliates, or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of section 411(b)(1)(C) of the Code.

(d) For a year in which the Plan is Top-Heavy, each non-Key Employee will receive a minimum contribution if the Participant has not separated from service at the end of the Plan Year, regardless of whether the non-Key Employee has less than 1,000 hours of service (or the equivalent).

(e) For a year in which the Plan is Top-Heavy, each non-Key Employee will receive a minimum contribution if the Participant has not separated from service at the end of the Plan Year, regardless of the non-Key Employee’s level of Compensation.

(f) Non-Key Employees covered under the Plan and the News America Incorporated Employees’ Pension and Retirement Plan shall receive a minimum contribution under the News America Incorporated Employees’ Pension and Retirement Plan for a year in which the Plan is Top-Heavy. Non-Key Employees covered under the Plan and the HarperCollins Retirement Account Plan shall receive a minimum contribution under the Plan for a year in which the Plan is Top-Heavy.

(g) Compensation to be used for determining a minimum benefit or a minimum contribution is the compensation described in section 1.415-2(d) of the regulations. Alternatively, compensation that would be stated on an Employee’s W-2 for the calendar year that ends within the Plan Year may be used. The same definition of compensation must be used for all Top-Heavy purposes, except that for the purpose of determining whether an Employee is a Key Employee, the compensation to be used is compensation as defined in section 415(c)(3) of the Code but including employer contributions made pursuant to a salary reduction arrangement.

12.03 Minimum Contribution.

(a) Except as otherwise provided in subsection (b), the amount of the Employer Matching Contribution made on behalf of each Employee who is not a Key Employee for any Top-Heavy Plan Year shall be at least equal to the lesser of:

(1) 3 percent of the Employee’s Section 415 Compensation; or

(2) The percentage of Compensation represented by the Employer Matching Contributions made on behalf of the Key Employee for whom such percentage is the highest for such Plan Year, determined by dividing the contribution made on behalf of each such Key Employee by so much of his Compensation as does not exceed $150,000.

(b) Where the inclusion of this Plan in an Aggregation Group pursuant to paragraph 12.01(c)(1) enables a Defined Benefit Plan described in subparagraph 12.01(c)(1)(A) to meet the requirements of sections 401(a)(4) or 410 of the Code, the minimum Employer Matching Contribution required under this Section 12.03 shall be the amount specified in paragraph 12.03(a)(1).

(c) Deferrals cannot be used to meet the Top-Heavy minimum to non-Key Employees.

12.04 Accelerated Vesting for Top Heavy Plans. (a) In the event a Plan is a Top Heavy Plan during a Plan Year, Participants’ non-forfeitable interests shall be determined according to the following schedule:

Completed Years of Service	Percentage Vested
less than two (2)	0%
after two (2) but less than three (3)	20%
after three (3) but less than four (4)	40%
after four (4) but less than five (5)	60%
after five (5) but less than six (6)	80%
after six (6) years	100%

(b) If a Participant is reemployed by the Company prior to incurring five consecutive Breaks-in-Service, the dollar amount which was subject to forfeiture will be restored to the Participant’s Account if the Participant repays the amount distributed, if any, from the Participant’s Account. Such amounts must be repaid to the Trust Fund in a lump sum within five years from the date such Participant resumes his employment with the Company. If a Participant who is deemed to receive a distribution pursuant to Section 10.1 is reemployed by the Company prior to incurring five consecutive Breaks-in-Service, the dollar amount which was subject to forfeiture will be restored to the Participant’s Account. The funds required for the restoration of such Account may, as determined by the Committee, be paid from forfeitures or Company contributions.

Such repaid amounts shall be credited to the Participant’s Account as determined by the Committee, taking into account the applicable vesting schedules, amounts subject to special tax treatment and withdrawal rules. Additional accounts will be established, if required, to accommodate these objectives. Amounts repaid and restored in accordance with this Subsection will not be treated as annual additions for purposes of Section 11.01.

(c) Notwithstanding the above, no restoration shall be made to a Participant’s Account and no repayment will be permitted with respect to funds accumulated prior to reemployment in the case of

(1) any Participant who was fully vested, or

(i) any Participant who is reemployed after incurring five consecutive Breaks-in-Service.

12.05 Modification Of Top-Heavy Rules.

(a) Effective Date. This section shall apply for purposes of determining whether the Plan is a Top-Heavy Plan under section 416(g) of the Code and whether the plan satisfies the minimum benefits requirements of section 416(c) of the Code. To the degree that any provision of this Section 12.05 conflicts with other provisions of this Article XII, this section 12.05 shall supersede.

(b) Determination Of Top-Heavy Status.

(1) Key Employees. Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Company having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Company, or a 1-percent owner of the Company having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code, provided, however, that for purposes of applying the limitations described in this section 12.05, compensation paid or made available during such limitation years shall include elective amounts that are not includible in the gross income of the employee by reason of section 132(f)(4) of the Code. The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(2) Determination Of Present Values And Amounts. This section 12.05(b)(2) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

(A) Distributions During Year Ending On The Determination Date. The present values of accrued benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(B) Employees Not Performing Services During Year Ending On The Determination Date. The accrued benefits and accounts of any individual who has not performed services for the Company during the 1-year period ending on the determination date shall not be taken into account.

(c) Minimum Benefits.

(1) Employer Matching Contributions. Employer Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met such other plan. Employer Matching

Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code.

(2) Contributions Under Other Plans. The Company may provide that the minimum benefit requirement shall be met in another plan (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of section 401(k)(12) of the Code and matching contributions with respect to which the requirements of section 401(m)(11) of the Code are met). The minimum benefit requirements for non-Key Employees covered under the Plan and the News America Incorporated Employees’ Pension and Retirement Plan shall be met under the News America Incorporated Employees’ Pension and Retirement Plan for a year in which the Plan is Top-Heavy. The minimum benefit requirements for non-Key Employees covered under the Plan and the HarperCollins Retirement Account Plan shall be met under the Plan for a year in which the Plan is Top-Heavy.

ARTICLE XIII

NON-ALIENABILITY

13.01 In General. Except as provided in sections 401(a)(13) and 414(p) of the Code, or any ruling or regulation as may from time to time be in force, no benefit under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, charge, encumbrance, garnishment, levy or attachment, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, charge, encumber, garnish, levy upon or attach the same shall be void; nor shall any such benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled thereto. Effective for judgments, orders and decrees issued, and settlement agreements entered into, on and after August 5, 1997, and notwithstanding anything herein to the contrary, a Participant’s benefit in the Plan may be reduced to satisfy liabilities of the Participant to the Plan due to (i) the Participant being convicted of committing a crime involving the Plan; (ii) a civil judgment (or consent order or decree) entered by a court in an action brought in connection with a violation of the fiduciary provisions of ERISA; or (iii) a settlement agreement between the Secretary of Labor or the Pension Benefit Guaranty Corporation and the Participant in connection with a violation of the fiduciary provisions. Any such reduction shall be consistent with the provisions of Sections 401(a)(13)(C) and (D) of the Code in all respects, including the provisions regarding the Participant’s Spouse.

13.02 Void Actions. If any Participant or Beneficiary under this Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit under this Plan, the Trustee shall disregard such actions by the Participant and shall continue to hold or apply such benefit under the Plan for such Participant or his Beneficiary.

13.03 Qualified Domestic Relations Order. Notwithstanding the foregoing, distributions to alternate payee(s) pursuant to a qualified domestic relations order (as defined in section 414(p) of the Code) which provides for the creation, assignment or recognition of a right to any benefit payable with respect to a Participant shall be made in accordance with administrative regulations adopted in accordance with Section 10.05.

ARTICLE XIV

AMENDMENT OF THE PLAN

14.01 Right to Amend. The Retirement Plan Committee (as appointed by the Chief Executive Officer of the Company) may amend the Plan at any time and from time to time and any amendment may have retroactive effect, without limitation, excepting only the exclusive right of the Board of Directors to amend Article XV (concerning termination of the Plan) and this Article XIV; provided, however that -

(a) No amendment shall authorize or permit any of the assets of the Trust Fund to be used for or directed to purposes other than the exclusive benefit of the Participants and their Beneficiaries;

(b) No amendment shall deprive a Participant of an accrued benefit in violation of section 411(d)(6) of the code or section 204(g)(1) of ERISA; and

(c) Any amendment which materially enlarges the rights, duties or responsibilities of the Trustee shall require the written consent of the Trustee.

Any amendment shall become effective as of the date specified therein and amendment shall be binding upon the Company, all Participating Employers, Participants and Beneficiaries and all parties in interest.

ARTICLE XV

TERMINATION OF THE PLAN

15.01 Right to Terminate. The Company may, by appropriate notice to the Committee and the Trustee, terminate the Plan in its entirety or withdraw from the Plan and terminate it with respect to itself. The Company may at any time require any Participating Employer to withdraw from the Plan, and any Participating Employer may voluntarily withdraw from the Plan, with the Company’s consent, and upon any such withdrawal the Plan shall be terminated with respect to such Participating Employer.

15.02 Segregated Account. Upon the termination of the Plan with respect to a Participating Employer, the Committee shall instruct the Trustee to allocate and segregate for the benefit of the Participants then or theretofore employed by such Employer their proportionate interest in the Trust Fund. In this event such Participants shall have a fully (100%) vested interest in their Accounts. In the event of termination of the Plan or partial termination of the Plan (a complete discontinuance of contributions), a Participant’s interest under the Plan as of such date is nonforfeitable to the extent funded.

15.03 Effective Date. Any termination or partial termination shall be effective as of the date specified in the resolution providing therefor, if any, and shall be binding upon all Participating Employers, all Participants and their Beneficiaries, the Committee, the Trustees and all parties in interest.

15.04 Procedure Upon Termination. Upon the termination of the Plan in its entirety, or complete discontinuance of contributions, the Trustee shall -

(a) Pay any and all expenses chargeable against the Trust which have not been paid by the Company pursuant to Section 16.04;

(b) Determine the balance in each Participant or Inactive Participant’s Account;

(c) Pay over to Participants or Inactive Participants the balance in their Accounts; and

(d) Pay over to the appropriate Participating Employer the balance, if any, in the Suspense Account.

15.05 Merger, Consolidation or Transfer. If the Plan shall merge or consolidate with, or transfer its assets or liabilities to, any other “qualified pension plan,” within the meaning of section 401(a) of the Code, each Participant shall be entitled to receive a benefit immediately after such merger, consolidation or transfer (assuming that the Plan had then been terminated) which is equal to or greater than the benefit which he would have been entitled to receive immediately before such merger, consolidation or transfer (assuming that the Plan had then been terminated).

ARTICLE XVI

PLAN ADMINISTRATION

16.01 Establishment of Committee. The Plan shall be administered by a Committee which shall consist of three or more individuals appointed by the Chief Executive Officer of the Company. Each member of the Committee shall hold office until his successor has been duly appointed, until his death or resignation, or until his removal by the Chief Executive Officer of the Company.

16.02 Committee Actions and Responsibilities. The Committee shall act by majority vote and may act either by vote at a meeting or in writing without a meeting. Notwithstanding the foregoing, the Committee may, by written authorization, empower any one of its members to individually execute any other document or documents on behalf of the Committee, such authorization to remain in effect until revoked by the Committee, in which event the Committee shall notify the Trustee in writing of such action and the name or names of those so designated. The Trustee thereafter shall accept and rely conclusively upon any direction or document executed by such member or members as representing action by the Committee until such time as the Committee shall file with the Trustees a written revocation of such designation.

The Committee shall be responsible for the administration, operation and interpretation of the Plan. The Committee shall establish rules from time to time for the transaction of their business. The Committee shall have the exclusive right to interpret the Plan provisions and to exercise discretion where necessary or appropriate in the interpretation and administration of the Plan and to decide any and all matters arising thereunder or in connection with the administration of the Plan, and they shall endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of any person or class of persons. Such decisions, actions and records of the Committee shall be conclusive and binding upon the Union, the Employers and all persons having or claiming to have any right or interest in or under the Plan.

The Committee have discretionary and final authority to determine eligibility for benefits or to construe or apply the terms and provisions of the Plan. Benefits under this plan will be provided only if the Committee decide in their discretion that the applicant is entitled to them, and the decision of the Committee on any disputed matter arising under this Plan shall be binding and conclusive on all persons.

The Committee shall maintain accounts to the extent they deem necessary or appropriate showing the fiscal transactions of the Plan.

16.03 Appointment of Professionals. The Committee may appoint such independent accountants, consultants, actuaries, legal counsel, investment advisors, and other agents or specialists as it deems necessary or desirable in connection with the performance of their duties hereunder. The Committee shall be entitled to rely conclusively upon, and shall be fully protected in any action taken by them in good faith in relying upon, any opinions or reports which shall be furnished to them by any such independent accountant, consultant, actuary, legal counsel, investment advisor or other specialist.

16.04 Committee Compensation. Members of the Committee shall serve without compensation for their services as such. All expenses of the Committee and the Trust not paid by the Company pursuant to the Plan shall be paid by the Trustee out of the Trust Fund. Such expenses shall include any expenses incidental to the operation of the Committee or the Trust, including, but not limited to, fees of independent accountants, actuaries, legal counsel, investment advisors and other agents or specialists and similar costs.

16.05 Duties of Committee Members. The members of the Committee shall discharge their duties with respect to the Plan solely in the interests of the Participants and their Beneficiaries and -

(a) For the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying the reasonable expenses of administering the Plan not defrayed by the Company;

(b) With the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man, acting in like capacity and familiar with such matters, would use in the conduct of an enterprise of a like character and with like aims;

(c) By diversifying the investments of the Trust Fund so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

(d) In accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of ERISA.

16.06 Indemnification of Committee. The Company shall indemnify and hold harmless each member of the Committee against any and all claims, losses, damages, expenses (including legal fees and other expenses of litigation) and liabilities arising from any action or failure to act, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such member.

16.07 Administrator and Named Fiduciary.

(a) The Company is hereby designated as the “administrator” of the Plan within the meaning of section 3(16)(A) of ERISA. It shall, within its complete discretion and consistent with the terms of the Plan, be responsible for compliance with the provisions of ERISA. The members of the Committee are hereby designated as “named fiduciaries” within the meaning of section 402(a)(2) of ERISA, and shall, unless otherwise provided pursuant to subsection (b), jointly administer the Plan as agents of the Company in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan. In carrying out their duties with respect to the general administration of the Plan, the Committee shall have, in addition to any other lawful powers and not by way of limitation, the following powers:

(1) To establish procedures to determine, within its sole discretion, eligibility for participation, benefits, vesting and any other rights of Participants or Beneficiaries under the Plan;

(2) To authorize disbursements from the Trust in accordance with the provisions of the Plan;

(3) To maintain all records necessary for the administration of the Plan which are not maintained by the Trustees;

(4) To interpret the provisions of the Plan and to make and publish such rules and regulations as are not inconsistent with the terms hereof; and

(5) To adopt and modify the method of accounting for the Plan.

(b) (1) The Committee may establish procedures for: (A) the allocation of fiduciary responsibilities (other than “trustee responsibilities” as defined in section 405(c)(3) of ERISA) under the Plan among themselves; and (B) the designation of persons other than named fiduciaries to carry out fiduciary responsibilities (other than trustee responsibility) under the Plan.

(2) If any fiduciary responsibility is allocated or if any person is designated to carry out any responsibility pursuant to subsection (1), no named fiduciary shall be liable for any act or omission of such person in carrying out such responsibility, except as provided in section 405(c)(2) of ERISA.

(3) If the Company or the Trustee appoints an investment manager (as defined in section 3(38) of ERISA), neither the Company nor the Committee shall be liable for the acts or omissions of such investment manager or be under any obligation to invest or otherwise manage any asset of the Trust Fund which is subject to the management of such investment manager.

(4) Notwithstanding anything foregoing to the contrary, any investment manager appointed shall acknowledge in writing that it is a fiduciary of the Plan and that it is registered as an investment adviser under the Investment Advisers Act of 1940.

(c) Any and all questions which may arise relating to or concerning the construction, interpretation, administration or performance of the Plan shall be determined in good faith by the Committee acting in its sole judgment and discretion, and except as herein provided or if it exercises its judgment in an arbitrary and capricious manner, the Committee’s determination shall be final and conclusive as to all parties hereto.

16.08 Election Forms. In any case in which any person is required or permitted to make an election under this Plan, such election shall be made in writing and filed with the Committee on the form provided by them or made in such other manner as the Committee may direct. The Committee, in its discretion, may reduce the number of days’ notice required for the filing of any election or designation under this Plan, provided that the exercise of such discretion shall be applied in a uniform and nondiscriminatory manner to all Participants and Inactive Participants in similar circumstances.

ARTICLE XVII

CLAIMS PROCEDURES

17.01 Claim Procedures.

(a) No Participant or Beneficiary or other person or entity shall have any right or claim to benefits under the Plan, or any right or claim to payment from the Plan, except as specified herein. Any dispute as to eligibility, type, amount or duration of benefits or any right or claim to payments from the Plan shall be resolved pursuant to Section 17.01 hereof and the provisions of the Plan.

(b) All initial and disputed claims for benefits under the Plan shall be submitted to a person designated by the Plan Administrator (the “Claims Administrator”). The Claims Administrator shall decide within 90 days after receiving the claim from a Participant or Beneficiary (hereinafter referred to as “Claimant”), or his duly authorized representative.

(c) If the Claims Administrator determines that an extension of time for processing is required, written or electronic notification of the extension shall be furnished to the Claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Claims Administrator expects to render the benefit determination.

(d) The period of time within which a benefit determination is required to be made shall begin at the time a claim is filed in accordance with these claim procedures without regard to whether all the information necessary to make a benefit determination accompanies the filing.

(e) If the claim is denied in part or in full, written or electronic notice of denial shall be sent to the Claimant or his duly authorized representative. The written or electronic notice shall be set forth in a manner calculated to be understood by the Claimant and include:

(1) the specific reason or reasons for the denial;

(2) specific reference to pertinent Plan provisions on which the denial is based;

(3) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;

(4) explanation of the Plan’s claim review procedures and the time limits applicable to such procedures including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA.

(f) Except as set forth in subsection (k) below, within 60 days after the denial of a claim, the Claimant, or his duly authorized representative, may appeal, in writing, the denial of the claim to the Committee and request a review. In connection with the review, the Claimant or his duly authorized representative may review pertinent documents and may submit issues and comments in writing. The Claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant’s claim for benefits. Such review shall take into account all comments, documents, records, and other information submitted by the Claimant relating to the claims, without regard to whether such information was submitted or considered in the initial benefit determination.

(g) The Committee shall deliver the decision on review, in writing or electronic means, to the Claimant or his duly authorized representative not later than 60 days after the receipt of the request for such review, unless there are special circumstances (such as holding a hearing, if the Committee deems necessary), which require extensions of time for processing. If the Committee determines that an extension of time for processing is required, written or electronic notification of the extension shall be furnished to the Claimant prior to the termination of the initial 60-day period. In no event shall such extension exceed a period of 60 days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the determination on review.

(h) The period of time within which a benefit determination on review is required to be made shall begin at the time an appeal is filed in accordance with these claim procedures without regard to whether all the information necessary to make a benefit determination on review accompanies the filing. In the event that a period of time is extended due to Claimant’s failure to submit information necessary to decide a claim, the period for making the benefit determination on review shall be tolled from the date on which the notification of the extension is sent to the Claimant until the date on which the Claimant responds to the request for additional information.

(i) In the case of an adverse benefit determination on review, the Committee shall provide access to, and copies of all documents, records, and other information relevant to the Claimant’s claim for benefits.

(j) The decision shall be sent in writing or by electronic means and shall set forth in a manner calculated to be understood by the Claimant and include:

(1) the specific reason or reasons for the denial;

(2) specific reference to pertinent Plan provisions on which the denial is based;

(3) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits;

(4) a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA.

(k) In the case of a claim where the Claims Administrator has determined there is no Disability under the Plan, the Claimant or his duly authorized representative must seek a presently effective Certificate of Award of Total and Permanent Disability from the U.S. Social Security Administration, and the U.S. Social Security Administration’s decision regarding such certificate of award shall be binding and conclusive in determining whether there is a Disability under the Plan.

(l) The Claims Administrator’s decisions on claims (where no review is requested) and the Committee’s decisions on review (where review is requested)

shall be in the discretionary and sole and absolute authority of the Claims Administrator (where no review is requested) and the Committee (where review is requested) and shall be binding and conclusive on all interested persons as to participation, benefit eligibility and benefits and any other matter of fact or interpretation relating to the Plan. It is the intention of the preceding sentence that the Claim Administrator’s decision(s) and the Committee’s decision(s) if reviewed by a Federal or state court or an arbitrator are reviewed based on an abuse of discretion or “arbitrary or capricious standard”, and not a de novo standard.

ARTICLE XVIII

DISTRIBUTION OF EXCESS ELECTIVE DEFERRALS

18.01 In General. Notwithstanding any other provision of the Plan, Excess Elective Deferrals plus any income and minus any loss allocable thereto shall be distributed no later than April 15 to any Participant who claims Excess Elective Deferrals for the preceding taxable year.

18.02 Claims. The Participant’s claim shall be in writing, shall be submitted to the Plan Administrator no later than March 1, shall specify the Participant’s Excess Elective Deferral for the preceding calendar year, and shall be accompanied by the Participant’s written statement that if such amounts are not distributed, such Excess Elective Deferral, when added to amounts deferred under other plans or arrangements described in sections 401(k), 403(b) or 408(k) of the Code, exceeds the limit imposed on the Participant by section 402(g) of the Code for the year in which the deferral occurred.

18.03 Determination of Income or Loss. Excess Elective Deferrals shall be adjusted for any income or loss for the preceding taxable year, but not for the year in which such distribution takes place. The income or loss allocable to Excess Elective Deferrals is the income or loss allocable to the Participant’s Elective Deferral account for the taxable year multiplied by a fraction, the numerator of which is such Participant’s Excess Elective Deferrals for the year and the denominator is the Participant’s account balance attributable to Elective Deferrals without regard to any income or loss occurring during such taxable year.

ARTICLE XIX

DISTRIBUTION OF EXCESS CONTRIBUTIONS

19.01 In General. Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Testing Year to Participants to whose accounts such Excess Contributions were allocated for the preceding Testing Year. If such excess amounts are distributed more than 2 1/2 months after the last day of the Testing Year in which such excess amounts arose, a 10 percent excise tax will be imposed on the Participating Employer with respect to such amounts. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such Employees. Excess Contributions are allocated to the Highly Compensated Employees with the largest amounts of employer contributions taken into account in calculating the ADP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such employer contributions and continuing in descending order until all the Excess Contributions have been allocated. For purposes of the preceding sentence, the “largest amount” is determined after distribution of any Excess Contributions.

19.02 Determination of Income. Excess Contributions shall be adjusted for any income or loss for the Testing Year, but not for the year in which such distribution takes place. The income or loss allocable to Excess Contributions is the income or loss allocable to the Participant’s Elective Deferral account for the Testing Year multiplied by a fraction, the numerator of which is such Participant’s Excess Contributions for the year and the denominator is the Participant’s account balance attributable to Elective Deferrals without regard to any income or loss occurring during such Testing Year.

ARTICLE XX

DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS

20.01 In General. Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Testing Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Testing Year. If such Excess Aggregate Contributions are distributed more than 2 1/2 months after the last day of the Testing Year in which such excess amounts arose, a 10 percent excise tax will be imposed on the Participating Employer maintaining the Plan with respect to those amounts. Excess Aggregate Contributions shall be treated as Annual Additions under the Plan.

20.02 Determination of Income or Loss. Excess Aggregate Contributions shall be adjusted for any income or loss for the Testing Year, but not for the year in which such distribution takes place. The income or loss allocable to Excess Aggregate Contributions is the income or loss allocable to the Participant’s After-Tax and Employer Matching Contribution Accounts for the Testing Year multiplied by a fraction, the numerator of which is such Participant’s Excess Aggregate Contributions for the year and the denominator is the Participant’s account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Testing Year.

20.03 Maximum Distribution Amount. The Excess Aggregate Contributions to be distributed to a Participant shall be adjusted for income, and, if there is a loss allocable to the Excess Aggregate Contribution, shall in no event be less than the lesser of the Participant’s

Account under the Plan or the Participant’s After-Tax and Employer Matching Contribution Accounts for the Testing Year.

20.04 Distribution Method. Amounts distributed under this Article XX shall first be treated in the following order as distributions:

(1) from the Participant’s After-Tax Contribution Account (to the extent such contributions are not matched), and

(2) pro rata from

(A) the Participant’s After Tax Contribution Account (to the extent such contributions are matched), and

(B) the Participant’s Employer Matching Contribution Account.

20.05 Allocation of Forfeitures.

(a) Amounts forfeited by Highly Compensated Employees under this Article XX shall be:

(1) Treated as Annual Additions under Section 11.01, and

(2) Applied to reduce Employer Matching Contributions as prescribed in Section 4.04.

Notwithstanding the foregoing, no forfeitures arising under this Article XX shall be allocated to the account of any Highly Compensated Employee.

ARTICLE XXI

MISCELLANEOUS

21.01 Plan Not a Contract. The adoption and maintenance of the Plan shall not be deemed to constitute a contract between any Participating Employer and any Employee or to be a consideration for the employment of any person. Nothing herein contained shall be deemed to give any Employee the right to be retained in the employ of any Participating Employer or to derogate from the right of any Participating Employer to discharge any Employee at any time without regard to the effect of such discharge upon the rights of such Employee as a Participant in the Plan.

21.02 Sole Source. Except as otherwise provided by ERISA, no liability shall attach to any Participating Employer for payment of any benefits or claims hereunder, and all Participants and Beneficiaries, and all persons claiming under or through them, shall have recourse only to the Trust Fund for payment of any benefit or claim hereunder.

21.03 Severability. If any provision in this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the balance of the Plan. The remainder of the Plan shall be construed and enforced as if such illegal or invalid provision had never been included herein.

21.04 Governing Law. This Plan shall be governed, construed, administered and regulated in all respects under the laws of the State of New York, except insofar as they shall have been superseded by the provisions of ERISA.

21.05 Use of Words. Wherever any words are used herein in the singular form or in masculine gender, they shall be construed as though they were also used in the plural form or in the feminine gender, as the case may be, in all cases where they would so apply, and vice versa.

The titles, headings and sub-headings in this Plan are inserted for administrative convenience only and shall not be considered in the construction of any of the Plan provisions.

21.06 Exclusive Benefit.

(a) Except as provided in subsection (b) or (c) and Sections 14.01(a) and 15.04(d), the assets of the Plan shall never inure to the benefit of the Employer or any Affiliate and shall be held for the exclusive purposes of providing benefits to Participants in the Plan and their beneficiaries and defraying reasonable expenses of administering the Plan.

(b) In the case of an Employer Contribution made to the Plan by a mistake of fact, such contribution may be returned to the Participating Employer or Affiliate within one year after the payment of the contribution.

(c) If an Employer Contribution is (and all such contributions shall be) conditioned on initial qualification of the Plan under section 401 of the Code, and if the Plan receives an adverse determination with respect to its initial qualification, then such contribution may be returned to the Participating Employer within one year after such determination, but only if the application for the determination is made by the time prescribed by law for filing the Company’s return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe.

(d) If an Employer Contribution is conditioned upon the deductibility of such contribution under section 404 of the Code, then, to the extent the deduction is disallowed, such contribution (to the extent disallowed) may be returned to the Participating Employer within one year of the disallowance of the deduction.

21.07 Notices. All notices hereunder shall be made in writing. Any notices or deliveries to any Participating Employer shall be directed to the following address:

News America Incorporated

1211 Avenue of the Americas

New York, New York 10036

NEWS AMERICA SAVINGS PLAN

APPENDIX A

February 1, 2004

1.	Corporate division of News America Incorporated (formerly known as News America Publishing Incorporated)

2.	News America Marketing Group (including News America Marketing FSI, Inc., (formerly known as FSI), News America Marketing In-Store, Inc. (formerly known as ACTMEDIA, Inc.), News America Marketing In-Store Services, Inc. (formerly known as ACTMEDIA Services, Inc.), News America Marketing Interactive, Inc., News America New Media, News America Marketing Properties, Inc., Smart Source Direct, Inc.; and the part-time employees of News America Marketing In-Store, Inc. (formerly known as ACTMEDIA, Inc.) and News America Marketing In-Store Services, Inc. (formerly known as ACTMEDIA Services, Inc.) who were scheduled to work less than 1000 Hours of Service).

3.	HarperCollins Publishers, Inc.

4.	News Limited of Australia, Inc.

5.	NYP Holdings, Inc.

6.	VIDA Publishers, Inc.

7.	The Weekly Standard

8.	NDS Americas Inc.

9.	Zondervan Corporation

10.	STATS, Inc.

APPENDIX B

MERGING PLANS

1.	Heritage Media Corporation Retirement Savings Plan, as of April 1, 1998.

2.	News America Savings Plan II, as of August 10, 2001.

3.	ACTMEDIA Services Savings Plan, as of August 10, 2001.

APPENDIX C

1. Applicable Group. This Appendix C applies to Participants in the HarperCollins Retirement Account and 401(k) Tax-Deferred Savings Plan (the “HCP RAP/401(k) Plan”) or the HarperCollins Retirement Account Plan prior to January 1, 1997.

2. Definition of Year of Service. Participants shall be credited with Years of Service based on “Year of Service” as defined in the Plan or the following, whichever produces the greater result:

Each year of employment by a Participating Employer or Affiliate, the computation of which shall commence with the person’s Employment Commencement Date and terminate with the person’s Termination of Employment. Should a person have a Termination of Employment and be employed or re-employed by a Participating Employer or Affiliate prior to having incurred a Break in Service, the time of absence from employment by a Participating Employer or Affiliate shall be counted as such employment. In the event a person incurs a lay-off, in lieu of crediting any service under the preceding sentence, one extra Year of Service will immediately be credited to the person.

An Employee shall receive credit towards Years of Service before attaining Normal Retirement Age after his Separation from the Service of a Participating Employer or Affiliate if he is absent from work because (i) he is Disabled, (ii) of required service in the Armed Forces of the United States or (iii) of voluntary service in time of war, provided the Employee shall have returned to employment with a Participating Employer or an Affiliate within ninety (90) days after the termination of such service or within any longer period prescribed by law.

All employment completed by a person with a Participating Employer or Affiliate shall be taken into account in computing Years of Service and shall include employment with a corporation which is a predecessor of or has merged with a Participating Employer including periods prior to such corporation or predecessor corporation becoming a Participating Employer.

Terms used in the previous three paragraphs have the same meaning as used in the HCP RAP/401(k) Plan as of December 31, 1996.

3. Definition of Break in Service. Participants will be credited with Breaks-in-Service based on “Breaks-in-Service” as defined in the Plan or the following, whichever produces the better result for the Participant:

The failure to have an Hour of Service in the twelve month period following a Termination of Employment.

4. Employees who were hired by a Participating Employer (as such term is defined in the HCP RAP/401 (k) Plan) prior to June 1, 1992 will have a fully (100%) vested interest in their Matching Contribution Accounts.

APPENDIX D

For Pre-January 1, 1997 Participants

in the HarperCollins Retirement Account

and 401(k) Tax-Deferred Savings Plan

In lieu of a distribution under Subsection 10.01 (a) of the Plan, a Participant who was a Participant in the HarperCollins Retirement Account and 401(k) Tax-Deferred Savings Plan on or before December 31, 1996 and who has attained age 55 and completed five (5) Years of Service while in employ of a Participating Employer or who has been Disabled while in the employ of a Participating Employer may elect upon a Termination of Employment distribution of an amount equal to the Account balances as of December 31, 1996 and earnings thereon in a series of annual cash payments (payable monthly) over a period from two to fifteen years as elected by the Participant but not to exceed beyond the combined life expectancies of the Participant and his Beneficiary (provided the Account has a value of $3,500 or more or $5,000 or more, as of January 1, 1998). Unless the Beneficiary is the Participant’s spouse, the payout shall be adjusted (if necessary) so that at least one-half of the Participant’s Account is expected to be payable to the Participant. The amount of the first installment payment shall be an amount equal to the product of (1) the value of such sub-Account as of the Valuation Date coincident with or next following the Participant’s date of termination or if the Participant has elected to defer (but not beyond the later of the Participant’s attainment of age 65 or the termination of employment with all Participating Employers and their Affiliates) the distribution, the Valuation Date preceding the deferral distribution date, and (2) a fraction with a numerator equal to the total number of annual installments to be paid. The amount of each subsequent installment payment shall be equal to the product of the value of the Participant’s such sub-Account as of the Valuation Date which falls on the anniversary of the Valuation Date described in the preceding sentence, and a fraction with a numerator equal to one and one denominator equal to the number of installment payments remaining (including the current payment). Installment payments shall be charged against the Participant’s such sub-Account after the processing of all other accounting items with respect to the applicable Valuation Date. If a Participant who is receiving installment payments returns to employment with any Employer or Affiliate, the installment payment shall cease and such payments shall resume when the Participant again terminates.

APPENDIX E

For December 31, 1999 Participants in the

Consumer Card Marketing Inc. 401(k) Profit Sharing Plan and Trust

Solely for Participants who participated in the Consumer Card Marketing Inc. 401(k) Profit Sharing Plan and Trust as of December 31, 1999, the following schedule shall be utilized in lieu of the Schedule provided in Section 9.04:

(i) the following schedule shall be utilized in lieu of the Schedule provided in Section 9.04:

Years of Service as of December 31	Vested Percentage
Less than 1	0
1 but less than 2	20
2 but less than 3	40
3 but less than 4	100

(ii) the following language shall be added at the end of Section 10.01: “If the value of the Participant’s account exceeds $5,000, the Participant will be eligible to elect installment payments over a period not to exceed the life expectancy of the Participant or the joint and life survivors life expectancy of the Participant and his designated Beneficiary”;

(iii) the following language shall be added at the end of Section 2.25, the definition of “Disability”: “Disability” shall also mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period not less than 12 months.”